UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11

SPECTRA ENERGY CORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2008

Dear Spectra Energy Shareholder:

It is my pleasure to invite you to Spectra Energy Corp’s 2008 Annual Meeting of Shareholders. This year’s meeting will be held on Thursday, May 8, 2008 at 10:00 a.m. local time, at our headquarters located at 5400 Westheimer Court, Houston, Texas. At the meeting, we will focus on the business items listed in the notice of the meeting, which follows on the next page.

This year we are taking advantage of a new Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders electronically. We believe that this new e-proxy process will expedite our shareholders receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting. On March 21, 2008, we mailed to our U.S. and Canadian shareholders a Notice containing instructions on how to access our 2008 Proxy Statement and Annual Report and vote online. Shareholders that have requested hard copies will continue to receive a copy of the Proxy Statement and Annual Report by mail. The proxy statement contains instructions on how you can request a hard copy of the Proxy Statement and Annual Report if you only received a Notice by mail, and how you can elect to receive your Proxy Statement and Annual Report over the Internet, if you received them by mail this year.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Paul M. Anderson

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 8, 2008

To Our Shareholders:

Notice is hereby given that the 2008 Annual Meeting of the Shareholders of Spectra Energy Corp, a Delaware corporation, will be held at Spectra Energy’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, on Thursday, May 8, 2008, at 10:00 a.m., local time. At the Annual Meeting, shareholders will be asked to take action on the following:

1.	Election of four Class II directors to our Board of Directors;

2.	Approval of our Long-Term Incentive Plan;

3.	Approval of our Short-Term Incentive Plan;

4.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008; and

5.	Such other business as may properly come before such meeting.

Only shareholders of record at the close of business on March 10, 2008 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 2 of the enclosed proxy statement. Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person.

By Order of the Board of Directors

William S. Garner, Jr., Group Executive

General Counsel and Secretary

March 21, 2008

Houston, Texas

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Spectra Energy Corp, a Delaware corporation, for use at the 2008 Annual Meeting of Shareholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held at Spectra Energy’s headquarters at 5400 Westheimer Court, Houston, Texas on Thursday, May 8, 2008, at 10:00 a.m., local time.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by rules adopted by the Securities and Exchange Commission, we are making this proxy statement, our Summary Annual Report for 2007 and our Annual Report on Form 10-K for 2007 available to shareholders electronically via the Internet. On March 21, 2008, we began mailing to our U.S. and Canadian shareholders of record as of the close of business on March 10, 2008 a Notice containing instructions on how to access this proxy statement and our Summary Annual Report for 2007 and our Annual Report on Form 10-K for 2007 and vote online. We also began mailing these proxy materials to shareholders outside the U.S. and Canada and to shareholders who have requested hard copies of the materials.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:	Why did I receive these proxy materials?

A:	You received these proxy materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock as of March 10, 2008. We refer to this date as the “record date.” This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully. In addition, as required by the proxy rules, we have included with these materials a copy of our Summary Annual Report for 2007 and our Annual Report on Form 10-K for 2007, which contains additional information about Spectra Energy. You can also access our public filings with the Securities and Exchange Commission on our website at www. spectraenergy.com or on the SEC’s website at www.sec.gov.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

Q:	On what am I voting?

A:	• The election of four Class II directors;

•	The approval of our Long-Term Incentive Plan;

•	The approval of our Short-Term Incentive Plan; and

•	Ratification of Deloitte & Touche LLP as Spectra Energy’s independent public accountant for 2008.

Q:	Who can vote?

A:	Holders of Spectra Energy’s common stock as of the close of business on the record date, March 10, 2008, are entitled to vote at the Annual Meeting, either in person or by proxy. Each share of Spectra Energy common stock has one vote.

Q:	How do I vote?

A:	By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of Spectra Energy common stock in one of the following ways:

•	by telephone—shareholders located in the United States can vote by telephone by calling and following the instructions on the proxy card;

•	by Internet—you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•	by mail—if you received your proxy materials by mail, you can vote by mail by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on your enclosed proxy card.

If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares of Spectra Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees for director;

•	FOR the approval of our Long-Term Incentive Plan;

•	FOR the approval of our Short-Term Incentive Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as Spectra Energy’s independent public accountant for 2008.

We do not expect that any other matters will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If an issue should arise for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on March 10, 2008.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Q:	May I change or revoke my vote?

A:	You may change your vote or revoke your proxy at any time by:

•	notifying Spectra Energy’s Corporate Secretary in writing that you are revoking your proxy;

•	providing another signed proxy that is dated after the proxy you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

Q:	Will my shares be voted if I do not provide my proxy?

A:	It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors and for Proposal 4 if you do not timely provide your proxy because these matters are considered “routine” under the applicable rules. The other proposals are not considered routine and therefore may not be voted by your broker without instruction.

Q:	As a participant in the Spectra Energy Retirement Savings Plan, how do I vote shares held in my plan account?

A:	If you are a participant in the Spectra Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee for those shares of Spectra Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Spectra Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you are urged to deliver your instructions well in advance of the Annual Meeting so that the instructions are received no later than May 5, 2008.

Q:	What constitutes a quorum?

A:	As of the record date 632,864,333 shares of Spectra Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under New York Stock Exchange listing standards, does not have discretionary authority to vote on a proposal.

Q:	What vote is needed for these proposals to be adopted?

A:	Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required to approve each of the other proposals described in this proxy statement. In tabulating the vote on any matter other than the election of directors, abstentions will have the same effect as votes against the matter and shares that are the subject of a broker “non-vote” will be deemed absent and will have no effect on the outcome of the vote.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:	Spectra Energy is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We have hired Broadridge Financial Solutions, Inc. to assist in mailing proxy materials, providing electronic access to the proxy materials and requesting proxies. Broadridge’s fee for these services is approximately $60,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and other employees of Spectra Energy to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Spectra Energy common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

General

Pursuant to our certificate of incorporation and by-laws, our Board of Directors is divided into three classes with staggered terms, which means that the directors in one of these classes will be elected each year for a new three-year term. Our Chairman of the Board, Paul M. Anderson, Austin A. Adams, Roger Agnelli and F. Anthony Comper are designated as our Class II directors, whose term of office expires at our 2008 Annual Meeting. The term of office for our Class I directors, Fred J. Fowler, President and Chief Executive Officer, William T. Esrey, Dennis R. Hendrix and Pamela L. Carter, expires at our 2010 Annual Meeting. The term of office for our Class III directors, Martha B. Wyrsch, President and Chief Executive Officer—Spectra Energy Transmission; Peter B. Hamilton and Michael E.J. Phelps, expires at our 2009 Annual Meeting.

Based on the recommendations from the Corporate Governance Committee, our Board of Directors has nominated its current Class II directors, other than Mr. Agnelli, for election to the Board of Directors as Class II directors with their term of office expiring at our 2011 Annual Meeting. Mr. Agnelli is retiring from the Board of Directors at the Annual Meeting and has requested not to be nominated for reelection. Mr. Agnelli has advised the Board that due to increasing time commitments from his other activities, he will be unable to serve as a director after the 2008 Annual Meeting. Mr. Agnelli has served as a Spectra Energy director since our spin-off from Duke Energy, and Spectra Energy sincerely appreciates his contributions to our successful first year as a public company. In light of Mr. Agnelli’s retirement, our Board of Directors has also nominated Michael McShane as a new Class II director.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Director Nominees

The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class II Directors—Nominated for Election

Paul M. Anderson

Director since 2006

Chairman of the Board of Directors

Spectra Energy Corp

Age 62

Mr. Anderson served as Chairman of the Board of Duke Energy from April 2006 until assuming his current position upon the separation of Spectra Energy from Duke Energy in January 2007. From November 2003 until the merger of Duke Energy and Cinergy Corp. in April 2006, Mr. Anderson served as Chairman of the Board and Chief Executive Officer of Duke Energy. Prior to such time, Mr. Anderson served as Managing Director and Chief Executive Officer of BHP Billiton Ltd and BHP Billiton PLC, which operate on a combined basis as BHP Billiton, the world’s largest diversified resources company, from 1998 until his retirement in July 2002. Mr. Anderson also served on the Board of Directors of Fluor Corporation from March 2003 until October 2003, the Board of Directors of Temple Inland Inc. from August 2002 to May 2004, the Board of Directors of Qantas Airways from September 2002 to the present, and the Board of Directors of BHP Billiton Limited and BHP Billiton PLC from June 2006 to the present.

Austin A. Adams

Director since 2007

Retired Chief Information Officer

JPMorgan Chase

Age 64

Mr. Adams is the retired Executive Vice President and corporate Chief Information Officer of JPMorgan Chase. He assumed that role upon the merger of JPMorgan Chase and Bank One Corporation in July 2004 and served in that position until he retired in October 2006. Before joining Bank One in 2001, Mr. Adams served as Chief Information Officer at First Union Corporation, now Wachovia Corp. He is currently a director of NCO Group, which is owned by JPMorgan Private Equity, and has served as a director of Dun & Bradstreet Corporation since April 2007, and serves as a senior advisor to GMAC.

F. Anthony Comper

Director since 2007

Retired President and Chief Executive Officer

BMO Financial Group

Age 62

Mr. Comper is the retired President and Chief Executive Officer of BMO Financial Group. He was appointed to that position in February 1999 and served as Chairman from July 1999 to May 2004. Mr. Comper previously served on the Board of Directors of the Bank of Montreal.

Michael McShane

Director Nominee

Chairman, President and Chief Executive Officer

Grant Prideco, Inc.

Age 54

Mr. McShane has served as a director and as President and Chief Executive Officer of Grant Prideco Inc. since June 2002 and assumed the role of Chairman of the Board of Grant Prideco Inc. beginning in May 2004. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President-Finance and Chief Financial Officer and director of BJ Services Company from 1998, and Vice President-Finance and Chief Financial Officer of that company from 1990 to 1998. Mr. McShane is also a director of Complete Energy Services, Inc.

Class I Directors—Terms Expiring at the 2010 Annual Meeting

Fred J. Fowler

Director since 2006

President and Chief Executive Officer

Spectra Energy Corp

Age 62

Mr. Fowler served as Group Executive and President of Duke Energy Gas from April 2006 until assuming his current position in connection with the separation of Spectra Energy from Duke Energy Corporation in January 2007. Prior to then, Mr. Fowler served as President and Chief Operating Officer of Duke Energy Corporation from November 2002 until April 2006. Mr. Fowler also serves as the Chairman of the Board of DCP Midstream Partners, LP.

William T. Esrey

Director since 2006

Chairman Emeritus

Sprint Corporation

Age 68

Mr. Esrey was elected as Chairman Emeritus of Sprint Corporation, a diversified telecommunications holding company, upon his retirement in May 2003. Prior to that, he served as its Chief Executive Officer from 1985 to March 2003, and as its Chairman from 1990 to May 2003. He also served as Chairman of Japan Telecom from November 2003 until its sale in July 2004. Mr. Esrey is a director of General Mills, Inc.

Dennis R. Hendrix

Director since 2006

Retired Chairman of the Board

PanEnergy Corp

Age 67

Mr. Hendrix is the retired Chairman of the Board of PanEnergy Corp. He was Chairman of the Board of PanEnergy Corp from 1990 to 1997, Chief Executive Officer from 1990 to 1995 and President from 1990 to 1993. From 1997 to 2002 and from 2004 to 2007, Mr. Hendrix served as a director of Duke Energy. Mr. Hendrix serves on the boards of Newfield Exploration Company and Grant Prideco, Inc.

Pamela L. Carter

Director since 2007

President, Cummins Distribution Business

Age 58

Ms. Carter is President of Cummins Distribution Business. She previously served as Vice President and Manager of Europe, Middle East and Africa business and operations for Cummins Inc. since 1999 and as President of Cummins Filtration since May 2005. Ms. Carter served as Vice President and General Counsel of Cummins Inc. from 1997 to 1999. Prior to joining Cummins Inc., she served as the Attorney General for the State of Indiana from 1993 to 1997.

Class III Directors—Terms Expiring at the 2009 Annual Meeting

Martha B. Wyrsch

Director since 2006

President and Chief Executive Officer

Spectra Energy Transmission, LLC

Age 50

Ms. Wyrsch served as President of Duke Energy Gas Transmission from March 2005 until assuming her current position. Ms. Wyrsch served as Group Vice President and General Counsel of Duke Energy Corporation from January 2004 until March 2005. Prior to then, Ms. Wyrsch served in various senior legal roles for Duke Energy Corporation from September 1999 until January 2004. Ms. Wyrsch also currently serves as Chairman of the Board of Trustees of Spectra Energy Income Fund and Chairman of the Board of Directors of Spectra Energy Partners GP, LLC. Prior to joining Duke Energy, Ms. Wyrsch served as Vice President, General Counsel and Secretary for KN Energy, Inc. from August 1997 until September 1999.

Peter B. Hamilton

Director since 2007

Retired Vice Chairman

Brunswick Corporation

Age 61

Mr. Hamilton is the retired Vice Chairman of Brunswick Corporation, a position he held from 2000 to January, 2007. While at Brunswick, he also served as President—Brunswick Boat Group in 2006; President—Life Fitness Division, 2005 to 2006; President—Brunswick Bowling & Billiards, 2000 to 2005; and Chief Financial Officer of Brunswick, 1995 to 2000.

Michael E.J. Phelps

Director since 2006

Former Chairman and CEO

Westcoast Energy Inc.

Age 60

Mr. Phelps is Chairman of Dornoch Capital Inc., a private investment company. In February 2003, the Canadian government appointed Mr. Phelps as Chairman of “the Wise Persons’ Committee,” a panel developed to review Canada’s system of securities regulation. From January 1988 to March 2002, he served as President and Chief Executive Officer, and subsequently as Chairman and Chief Executive Officer, of Westcoast Energy Inc., Vancouver, BC. Mr. Phelps sits on the Board of Directors of Canadian Pacific Railway Company, Fairborne Energy Trust, The Kodiak Exploration Foundation, The Globe Foundation and The Vancouver Hospital Foundation. He also is a member of the Vancouver Organizing Committee for 2010 Olympic and Paralympic Games.

INFORMATION ON THE BOARD OF DIRECTORS

Board Meetings and Attendance

Our Board of Directors held seven meetings during 2007. All of the directors who were then members of the Board attended at least 75% of the meetings of the Board and all meetings of the Board committees on which he or she served during fiscal year 2007, other than Mr. Agnelli, who attended 65% of the meetings of the Board and committees on which he served. Directors are encouraged to attend the Annual Meeting.

Independence of Directors

The Board of Directors may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with Spectra Energy or its consolidated subsidiaries, either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Spectra Energy or its subsidiaries. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board between Annual Meetings, at such time.

The Board of Directors has determined that none of Messrs. Adams, Agnelli, Comper, Esrey, Hamilton, Hendrix and Phelps and Ms. Carter, has a material relationship with Spectra Energy or its subsidiaries, and they are, therefore, independent under the listing standards of the New York Stock Exchange. In reaching this conclusion, the Board of Directors considered all transactions and relationships between each director or any member of his or her immediate family and Spectra Energy and its subsidiaries. Based on the criteria set forth below, Mr. McShane, if elected, will also be an independent director under the listing standards of the New York Stock Exchange.

To assist in this determination, the Board of Directors adopted the following categorical standards for relationships that are deemed not to impair a director’s independence:

Relationship	Requirements for Immateriality of Relationship

Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.

•      Utility services must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

The director or immediate family member holds securities issued publicly by Spectra Energy or its subsidiaries.	• The director or immediate family member can receive no extra benefit not shared on a pro rata basis.

The director or immediate family member receives pension or other forms of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Spectra Energy or its subsidiaries.

•      The compensation cannot be contingent in any way on continued service, and

•      The director has not been employed by Spectra Energy or any company that was a subsidiary of Spectra Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Spectra Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

Relationship	Requirements for Immateriality of Relationship

Business Relationships

Payments for property or services are made between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.

•     Payment amounts must not exceed the greater of $1,000,000 or 2% of the associated company’s revenues in any of its last three fiscal years, and

•     Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

Indebtedness is outstanding between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member.

•     Indebtedness amounts must not exceed 5% of the associated company’s assets in any of its last three fiscal years, and

•     Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

The director or immediate family member is a nonmanagement director of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	• The business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	• If the immediate family member lives in the director’s home, the business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

The director and his or her immediate family members together own 5% or less of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	• None

Charitable Relationships

Charitable donations or pledges are made by Spectra Energy or its subsidiaries to a charity associated* with the director or immediate family member.	• Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity’s revenues in any of its last three fiscal years.

A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.

•     Utility service must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

Relationship	Requirements for Immateriality of Relationship

Payments for property or services are made between Spectra Energy or its subsidiaries and a charity associated* with the director or immediate family member.	• Relationships must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms or subject to competitive bidding.

*	An “associated” company is one (a) for which the director or immediate family member is general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%. An “associated” charity is one for which the director or immediate family member serves as an officer, director, advisory board member or trustee.

For purposes of these standards, immediate family members include a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. For purposes of the contribution relationship described under “Charitable Relationships” above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Board Committees

The Board of Directors has four standing committees, which are described below. Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.spectraenergy.com/investors/governance and are available in print to any shareholder upon request. In addition, our non-management directors regularly meet in executive sessions over which Mr. Anderson presides.

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management
A. Adams	X			X
R. Agnelli		X		X
P. Anderson				•
P. Carter		X	X
F. Comper		X		X
W. Esrey	•		X
F. Fowler
P. Hamilton	X	X	X
D. Hendrix	X		•
M. Phelps		•		X
M. Wyrsch

•	Committee Chair

Audit Committee

The Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Spectra Energy and its subsidiaries. It also reviews with the independent public accountants the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Spectra Energy and its subsidiaries, and makes reports and recommendations to the Board as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Spectra Energy by its independent public accountants. See “Independent Public Accountants” for additional information on the Audit Committee’s pre-approval policy.

Each of the members of the Audit Committee has been determined to be “independent” within the meaning of the NYSE’s listing standards, Rule 10A-3 of the Securities Exchange Act of 1934 and Spectra Energy’s categorical standards for independence. In addition, each of the members meets the expertise requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has determined that Messrs. Esrey and Hamilton are “audit committee financial experts” as defined under SEC rules.

Compensation Committee

The Compensation Committee establishes and reviews the overall compensation philosophy, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Spectra Energy and the executive officers of the general partner of Spectra Energy Partners, LP, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, the compensation program. This Committee also makes recommendations to the Board of Directors on compensation for outside directors.

Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Corporate Governance Committee

The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board the slate of nominees, including any nominees recommended by shareholders, for director for each year’s Annual Meeting and, when vacancies occur, names of individuals who would make suitable directors of Spectra Energy. This committee may engage an external search firm or third party to identify or evaluate or to assist in identifying or evaluating a potential nominee. The Committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the full Board of Directors.

Each member of the Corporate Governance Committee has been determined to be “independent” within the meaning of the NYSE’s listing standards and Spectra Energy’s categorical standards for independence.

Finance and Risk Management Committee

The Finance and Risk Management Committee reviews Spectra Energy’s financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Spectra Energy, as well as mitigating strategies, reviews Spectra Energy’s risk exposure as related to overall company portfolio and impact on earnings and reviews the financial impacts of major transactions as related to mergers, acquisitions, reorganizations and divestitures.

Directors’ Compensation

Directors who are Spectra Energy employees do not receive compensation for their services as directors. The following is a description of Spectra Energy’s compensation program for non-employee directors for 2007.

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings)	In-Person Attendance at Meetings Held in Conjunction With a Regular Board Meeting	In-Person Meetings Not Held in Conjunction With a Regular Board Meeting	Telephonic Participation in Meetings
Annual Board Retainer (Cash)	$50,000
Annual Board Retainer (Stock)	$75,000
Board Meeting Fees		$2,000	$2,500	$2,000
Annual Audit Committee Chair Retainer	$20,000
Annual Chair Retainer (Other Committees)	$8,500
Audit Committee Meeting Fees		$3,000	$2,500	$2,000
Other Committee Meeting Fees		$2,000	$2,500	$2,000

Annual Stock Retainer for 2007. In 2007, each director received a grant of a number of shares of Spectra Energy stock (or units of Spectra Energy Partners, LP, at the director’s option) equal to $75,000 divided by the closing price of Spectra Energy’s common stock on the NYSE on the date of grant. Effective as of the closing of the initial public offering by Spectra Energy Partners, LP, directors were offered the opportunity to receive 25% of their stock retainer in units of Spectra Energy Partners, LP.

Compensation of the Chairman of the Board. Our Compensation Committee has determined that an amount of $500,000 is an appropriate level of compensation for our Chairman of the Board for the first 18 months following the spin-off, given Mr. Anderson’s significant role in setting the strategic direction of Spectra Energy. Compensation paid to Mr. Anderson in his role as Chairman is made through stock awards delivered in the same form as annual grants to Spectra Energy’s leadership employees. Under this arrangement, Mr. Anderson does not receive any cash retainer or meeting fees while fulfilling his role as Chairman but is eligible to participate in the Directors’ deferral plan and Matching Gifts Program described below. Beginning in July 2008, Mr. Anderson’s compensation will be on the same basis as our other non-employee directors with no additional retainer for his role as Chairman.

During 2007, stock awards were granted to leadership employees as follows: (1) 50% of executive’s grant value was delivered in the form of nonqualified stock options that vest ratably over a three-year period, have a term of ten years and have an exercise price equal to the closing price of Spectra Energy shares on the date of grant; and (2) 50% of the executive’s grant value was delivered in the form of phantom stock units that cliff vest on the third anniversary of the date of the award with dividend equivalents accumulated and paid when the underlying phantom stock units vest. Accordingly, Mr. Anderson was awarded 64,400 nonqualified stock options valued at $250,000 and 11,100 phantom stock units (with tandem dividend equivalents) valued at $250,000. In June 2007, Mr. Anderson’s options were amended as determined by the Compensation Committee to be appropriate to provide for cliff vesting on August 31, 2008, subject to continuous director service, and Mr. Anderson’s phantom stock awards were replaced with a like number of phantom stock units that vest on August 31, 2008, subject to continuous director service.

Deferral Plans and Stock Purchases. In 2007, each director received a grant of a number of shares of Spectra Energy Stock (or units of Spectra Energy Partners, LP, at the director’s option) equal to $75,000 divided by the closing price of Spectra Energy common stock on the NYSE on the date of the grant. Effective at the closing of the initial public offering by Spectra Energy Partners, LP, directors were offered the opportunity to receive 25% of their stock retainer in units of Spectra Energy Partners, LP.

Charitable Giving Program. Spectra Energy maintains a Directors’ Charitable Giving Program under which one of our current directors remains eligible. Eligibility for this program has been frozen and no director who is not currently eligible may become eligible in the future. Under this program, the Spectra Energy Foundation will make, upon the director’s death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that donations be made under this program during the director’s lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. The only eligible director is Mr. Esrey. In addition, Spectra Energy maintains The Spectra Energy Foundation Matching Gifts Program under which all directors (and employees) are eligible for matching contributions of up to $5,000 per director per calendar year to qualifying institutions.

Expense Reimbursement and Insurance. Spectra Energy reimburses outside directors for expenses reasonably incurred in connection with attendance and participation at Board and Committee meetings and special functions.

Gifts. Spectra Energy presented a holiday gift in 2007 to each director on the Board as of December 31, 2007. The aggregate cost of all the gifts was $1,036. In addition, Spectra Energy presented a board service gift to each director on the Board at the June, 2007 meeting of the Board. The aggregate cost of all these gifts was $6,717.

Stock Ownership Guidelines. Outside directors are subject to stock ownership guidelines which establish a target level of ownership of Spectra Energy common stock (or common stock equivalents) of 4,000 shares. The Chairman of the Board is subject to a target level of ownership of 50,000 shares. Up to 25% of an individual ownership level may be met with equity in the Spectra Energy Income Fund, Spectra Energy Partners, LP, or a combination thereof. At the end of 2007, the targeted ownership level had been met by all but two directors who, having joined the Board of Directors in 2007, have five years to meet the target level.

The following table describes the compensation earned during 2007 by each individual who served as an outside director during 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. Adams	119,000	75,000	—	—	5,766	199,766
R. Agnelli	74,000	107,277	—	—	766	182,043
P. Anderson	0	131,600	272,700	—	5,766	410,066
P. Carter	65,500	75,000	—	—	766	141,266
F. Comper	43,000	37,500	—	—	95	80,595
W. Esrey	127,000	88,344	—	—	766	216,110
P. Hamilton	121,000	75,000	—	—	766	196,766
D. Hendrix	115,500	86,351	—	—	766	202,617
M. Phelps	102,500	109,271	—	—	766	212,537

As described in the following table, All Other Compensation for 2007 includes matching gift contributions made by the Spectra Energy Foundation in the director’s name to a charitable organization, a holiday gift and a board service gift.

Name	Matching Charitable Contributions ($)	Charitable Contribution Under the Legacy Spectra Energy Corp Charitable Giving Program ($)	Holiday and Service Gift ($)	Total ($)
A. Adams	5,000	0	766	5,766
R. Agnelli	0	0	766	766
P. Anderson	5,000	0	766	5,766
P. Carter	0	0	766	766
F. Comper	0	0	95	95
W. Esrey	0	0	766	766
P. Hamilton	0	0	766	766
D. Hendrix	0	0	766	766
M. Phelps	0	0	766	766

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table indicates the amount of Spectra Energy common stock beneficially owned by the directors, the executive officers listed in the Summary Compensation Table under “Executive Compensation” below (referred to as the Named Executive Officers), and by all directors and executive officers as a group as of March 10, 2008. In addition, the table shows the number of common units of Spectra Energy Partners, LP, or SEP, beneficially owned by such individuals. SEP is a publicly traded master limited partnership of which Spectra Energy owns approximately 83% of the outstanding equity interests.

Name or Identity of Group	Total Shares Beneficially Owned (1)	Percent of Class		Total Units of SEP Beneficially Owned
Austin A. Adams	15,933		*	909
Roger Agnelli	6,859		*	909
Paul M. Anderson	807,506		*	0
Pamela L. Carter	2,117		*	909
F. Anthony Comper	3,074		*	348
Gregory L. Ebel	61,769		*	2,000
William T. Esrey	25,461		*	909
Fred J. Fowler	950,930		*	9,400
William S. Garner, Jr.	23,784		*	0
Peter B. Hamilton	6,117		*	909
Alan N. Harris	99,152		*	0
Dennis R. Hendrix	229,127		*	8,709
Michael E.J. Phelps	67,327		*	909
Martha B. Wyrsch	183,003		*	5,000
Directors and executive officers as a group	2,482,159			30,911

*	Represents less than 1%.
(1)	Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within 60 days of March 10, 2008 through the exercise of stock options: P.M. Anderson-550,000; G.L. Ebel-41,300; W.T. Esrey-9,800; F.J. Fowler-601,350; W.S. Garner-20,634; A.N. Harris-42,209; D.R. Hendrix-4,000; M.E.J. Phelps-2,000; M.B. Wyrsch-107,318. Includes the following number of shares underlying vested phantom units held under Spectra Energy’s Director Savings Plans: A.A. Adams-1,504; W.T. Esrey-13,568; M.E.J. Phelps-9,772.

The following table lists the beneficial owners of 5% or more of Spectra Energy’s outstanding shares of common stock as of March 10, 2008. This information is based on the most recently available reports filed with the SEC and provided to us by the company listed.

	Shares of common stock
Name and Address of Beneficial Owner	Beneficially Owned	Percentage
State Street Bank and Trust Company (1)	48,283,914	7.6%
One Lincoln Street, Boston, MA. 02111

Barrow, Hanley, Mewhinney & Strauss, Inc. (2)	48,219,215	7.6%
2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761

Vanguard Windsor Funds—Vanguard Windsor II Fund (3)	32,337,100	5.1%
100 Vanguard Blvd., Malvern, PA. 19355

(1)	According to the Schedule 13G filed on February 12, 2008 by State Street Bank and Trust Company, these shares are beneficially owned by its clients, and it has sole voting power with respect to 26,075,226 shares, shared voting power with respect to 22,208,688 shares, and shared dispositive power with respect to all of these shares.
(2)

According to the Schedule 13G filed on February 13, 2008 by Barrow, Hanley, Mewhinney & Strauss, Inc., these shares are beneficially owned by its clients, and it has sole voting power with respect to 8,866,544 shares, shared voting power with respect to 39,352,671 shares, and sole dispositive power with respect to all of these shares.
(3)	According to the Schedule 13G filed on February 14, 2008 by Vanguard Windsor Funds, these shares are beneficially owned by its clients, and it has sole voting power with respect to all of these shares.

Stock Performance Graph. The following graph reflects the comparative changes in the value from January 3, 2007, the first trading day of Spectra Energy common stock on the NYSE, through December 31, 2007 of $100 invested in (1) Spectra Energy’s common stock, (2) the Standard & Poor’s 500 Stock Index, and (3) the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index. The amounts included in the table were calculated assuming the reinvestment of dividends as the time dividends were paid.

	1/3/07	3/31/07	6/30/07	9/30/07	12/31/07
Spectra Energy Corp	$100.00	$94.61	$94.28	$89.77	$95.54
S&P 500 Stock Index	$100.00	$100.64	$106.96	$109.13	$105.49
S&P 500 Oil & Gas Storage & Transportation Index	$100.00	$100.52	$107.64	$108.98	$114.24

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Spectra Energy’s audited financial statements for the fiscal year ended December 31, 2007.

The purpose of the Audit Committee is to assist the Board in its general oversight of Spectra Energy’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.spectraenergy.com/investors/governance.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP (“Deloitte”), Spectra Energy’s independent public accountants. Management is responsible for the preparation, presentation and integrity of Spectra Energy’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

We reviewed Spectra Energy’s audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” that relate to Deloitte’s independence from Spectra Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Spectra Energy’s 2007 Form 10-K, for filing with the SEC.

Audit Committee

William T. Esrey (Chair)

Austin A. Adams

Peter B. Hamilton

Dennis R. Hendrix

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Michael E. J. Phelps (Chair)

Pamela L. Carter

F. Anthony Comper

Peter B. Hamilton

Roger Agnelli

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about Spectra Energy’s objectives and policies regarding compensation for the officers of Spectra Energy listed in the Summary Compensation Table. We refer to these officers as the named executive officers. Prior to the spin-off of Spectra Energy to the shareholders of Duke Energy on January 2, 2007, Spectra Energy was a wholly owned subsidiary of Duke Energy and its executive officers were employees of Duke Energy. In connection with the spin-off, Duke Energy’s Compensation Committee established an initial framework for the 2007 compensation for the named executive officers. In establishing 2007 compensation levels for our named executive officers, the Duke Energy Compensation Committee engaged Frederic W. Cook & Company, Inc., an outside consultant, to advise it on matters related to compensation. On December 19, 2006, prior to Spectra Energy becoming a stand-alone public entity, the Compensation Committee of the Spectra Energy Board of Directors was named to take responsibility for establishing the compensation of Spectra Energy’s executive officers. The Spectra Energy Compensation Committee met on that date and reviewed and approved the initial framework of executive compensation that was established by Duke Energy.

Committee Advisors

In 2007, the Spectra Energy Compensation Committee engaged ExeQuity, LLP, an independent consulting firm, to report directly to the Spectra Energy Compensation Committee with respect to matters related to executive compensation and best practices and analysis of meeting materials prepared by management. ExeQuity generally confers with the Compensation Committee and discusses compensation matters with management on a limited basis.

In 2007, ExeQuity reviewed materials provided to the Compensation Committee by management, consulted with the chairman prior to meetings regarding agenda items and attended meetings of the Compensation Committee. ExeQuity also provided consulting services as Spectra Energy conducted a detailed study of the appropriate structure of its long-term incentive program and the appropriate measures that would determine vesting of performance awards.

Management’s Role in the Compensation-Setting Process

Members of Spectra Energy’s management participate in various aspects of the compensation setting process including:

•	recommending compensation programs, compensation policies, compensation levels and incentive opportunities;

•	compiling, preparing and distributing materials for Spectra Energy Compensation Committee meetings, including market data;

•	recommending performance targets and objectives; and

•	assisting in the evaluation of employee performance, other than the performance of the CEO, which is reviewed by the Board of Directors.

In developing its recommendations regarding compensation, management utilizes outside consulting organizations, including Towers Perrin.

Objectives of the Compensation Program

The objective of our compensation program is to link compensation to both individual and company performance, on both a short and long term basis, with significant percentages of potential earning opportunities based on the achievement of predetermined performance targets. The structure is designed to both reward performance and to retain key executives. As such, our compensation program is a valuable tool that assists Spectra Energy in attracting, retaining and motivating well qualified executives.

The level of base salaries, short-term incentive opportunities and long-term incentive opportunities established for our named executive officers is intended to provide total target pay opportunities in the range of the market median for individuals in comparable positions and markets in which we compete for executive talent. See —“Factors Considered when Determining Total Compensation.” Consistent with our objectives, an average of 69% of the 2007 compensation opportunity provided to our named executive officers was in the form of short-term and long-term incentives, and an average of 48% of named executive officers’ compensation opportunity was in the form of long-term incentives alone.

The following table shows the dollar values of our 2007 target direct pay opportunities for our named executive officers.

2007 Target Pay Opportunity

Name	Salary	Short Term Incentive Target Opportunity	Long Term Incentive Target Opportunity	Total Target Pay Opportunity
Fred J. Fowler	$950,000	$855,000	$2,090,000	$3,895,000
Gregory L. Ebel	$425,000	$276,250	$595,000	$1,296,250
Martha B. Wyrsch	$570,000	$456,000	$1,140,000	$2,166,000
Alan N. Harris	$400,000	$200,000	$480,000	$1,080,000
William S. Garner, Jr.	$412,500	$233,750	$480,000	$1,126,250

Elements of the Compensation Plan

The following table sets forth the principal components of compensation for our named executive officers during 2007:

Component	Description	Rationale
Salary	Compensation paid in cash throughout the year.	Provides compensation for ongoing service.

Short-Term Incentive	Annual cash payment based on the achievement of defined financial and individual performance goals.	Rewards performance based on the achievement of objectives required to attain strategic goals.

Long-Term Incentive	Stock options and phantom awards.	Rewards long-term company performance, establishes economic alignment of executives with shareholders and provides retention incentive.

Retirement	Company sponsored retirement and savings plans.	Provides additional retention incentive through retirement-related payments.

Perquisites	Personal use of company aircraft.	Limited benefit consistent with market practice designed to promote time efficiencies.

Severance	Change of control agreements that provide benefits upon termination following a change of control of Spectra Energy.	Achieves management continuity and focus on best results for shareholders in the event of a change of control of the company.

Salary. Salaries were paid to compensate our executives for their service throughout the year. 2007 salaries for the named executive officers were based upon job responsibilities, level of experience, individual performance, and comparisons to the salaries of executives or employees in similar positions obtained from market surveys and internal comparisons. Generally, salaries were set considering, among many factors, the median salaries of individuals in comparable positions and markets. See “—Factors Considered When Determining Total Compensation.”

Short-Term Incentives. Short-term incentive opportunities are awarded under the Spectra Energy Executive Short-Term Incentive (STI) Plan and are designed to compensate executives for individual and company performance during the year based on goals set at the beginning of the year. The threshold, target and maximum incentive opportunities for each participant in the STI Plan during 2007 were established as a percentage of his or her base salary. Bonuses were earned based on the achievement of individual, corporate and/or business unit goals as determined by the Compensation Committee.

Target STI awards expressed as a percentage of base annual salary for our named executive officers in 2007 were:

Name	Percentage of Salary
Fred J. Fowler	90%
Gregory L. Ebel	65%
Martha B. Wyrsch	80%
Alan N. Harris	50%
William S. Garner, Jr.	55%*

*	Mr. Garner’s STI target award was increased from 50% to 60% effective July 1, 2007. The number in the table reflects the pro rata STI target for entire year.

Depending on actual performance, participants are eligible to receive up to 190% of the amount of their STI target. Up to 200% of the target bonus amount based upon any financial or operational measure may be paid if performance at a specified maximum level is achieved. The maximum that may be earned for performance on individual measures is 150% of target. The amount that may be paid for performance at a specified minimum level for any measure is 50% of the target amount. Performance below minimum specified levels results in none of the compensation opportunity being earned.

STI payments for Messrs. Fowler and Ebel were based on the achievement of individual goals and financial objectives including Spectra Energy’s ongoing earnings per share, or EPS, earnings before interest, taxes, depreciation and amortization, or EBITDA, of Spectra Energy Transmission, our primary operating subsidiary, Spectra Energy Transmission return on capital employed and measures related to the financial performance of DCP Midstream as shown in the following table. The amounts set forth below show the percentage of target for achieving the threshold, target and maximum levels established for each category as well as the actual result. The corresponding dollar value for the EPS and EBITDA goals are also shown in parentheses.

Target Incentive Payment Opportunity

Measures	Weight	Threshold	Target	Maximum	Actual
Spectra Energy EPS	30%	50% ($1.25)	100% ($1.40)	200% ($1.60)	165% ($1.53)
Spectra Energy Transmission EBITDA**	20%	50% ($1,810.0)	100% ($1,847.0)	200% ($1,902.0)	200% ($2,005.8)
Spectra Energy Transmission Return on Capital Employed	20%	50%	100%	200%	200%
DCP Midstream Measures	10%	50%	100%	200%	74.5%
Individual	20%	*	*	*	*

*	The target individual goals for the named executive officers is discussed under “—Determination of Short Term Incentive Payments.”
**	Amounts shown in millions.

STI incentives for Ms. Wyrsch and Messrs. Garner and Harris were based on the achievement of individual goals and corporate financial and operational objectives including Spectra Energy EPS, Spectra Energy Transmission EBITDA and Spectra Energy Transmission return on capital employed as follows:

Target Incentive Payment Opportunity

Measures	Weight	Threshold	Target	Maximum	Actual
Spectra Energy EPS	30%	50% ($1.25)	100% ($1.40)	200% ($1.60)	165% ($1.53)
Spectra Energy Transmission EBITDA	25%	50% ($1,810.0)	100% ($1,847.0)	200% ($1,902.0)	200% ($2,005.8)
Spectra Energy Transmission Return on Capital Employed	25%	50%	100%	200%	200%
Individual	20%	*	*	*	*

*	The target individual goals for the named executive officers is discussed under “—Determination of Short Term Incentive Payments.”

Payments for 2007 awards to Spectra Energy executives under the STI Plan were approved by the Compensation Committee in February 2008 based on evaluations of 2007 performance. The following table is a summary of the payments made to each of our named executive officers:

2007 STI Award Table

Name	Short-Term Incentive Award	Actual Payout As a Percent of Salary	Actual Payout as a Percent of Target Short-Term Incentive Award
Fred J. Fowler	$1,152,771	121%	135%
Gregory L. Ebel	$393,797	93%	143%
Martha B. Wyrsch	$693,741	122%	152%
Alan N. Harris	$307,890	77%	154%
William S. Garner, Jr.	$358,689	84%	153%

Determination of Short Term Incentive Payments

The level of STI payments made to each of the named executive officers was based on the achievement of company and individual goals approved by the Compensation Committee. The objectives were considered to be appropriate measures of the business imperatives that are necessary to begin building a solid record of financial success and operational excellence.

Ongoing EPS was chosen as a measure because we believe that it is one of the primary measures used by the investment community in valuing Spectra Energy. The EPS target of $1.40 was established as an estimate of the earnings expected for 2007 in the event Spectra Energy’s financial and strategic goals were achieved. The EPS amount corresponding to the payout maximum was set at 14.3% above the target and was judged to be an earnings level that was possible but only if there was extraordinary financial performance. The EPS level corresponding to the payout minimum was set at approximately 10% below the target level and was deemed to be an amount of earnings that, though below expectations, still warranted consideration for incentive pay.

Spectra Energy Transmission EBITDA was chosen as a measure of the effectiveness of the gas pipeline business’s ability to generate earnings without considering interest, taxes, depreciation and amortization. Sixty percent of the effect of exchange rate fluctuations in Canadian currency and any contributions to earnings by DCP Midstream were excluded from the calculation of EBITDA in an attempt to make this measure a clear gauge of the performance of Spectra Energy’s three core gas pipeline business units. Target performance was set at a level that matched our corporate forecasts. Maximum payout level was set at a level judged to be difficult to achieve, and minimum payout was set at a level considered to be the lowest level of performance that would justify a reduced payout.

Spectra Energy Transmission Return on Capital Employed was chosen because it is deemed to be a measure of the efficiency and effectiveness of capital deployment in our core business. Target performance was set at a level consistent with corporate forecasts. Similar to other measures, maximum and minimum performance were set, respectively, at levels deemed by the Compensation Committee in its judgment to be significant challenges or minimally acceptable.

Because Messrs. Fowler and Ebel must devote a portion of their time to the affairs of DCP Midstream, a partnership in which Spectra Energy shares a 50% ownership interest along with ConocoPhillips, and because the performance of DCP Midstream affects the financial performance of Spectra Energy, the Compensation Committee deemed it appropriate to base 10% of their STI payments on financial measures applicable to DCP Midstream. The DCP Midstream measures applicable to Messrs. Fowler and Ebel are the measures that were set by the DCP Midstream Board of Directors for purposes of the annual incentive plan generally applicable to the CEO of that organization. DCP Midstream chose measures deemed to be indicators of the quality of the execution of corporate strategy and include management of total costs and return on capital employed excluding the effect of fluctuations in commodity prices.

At the end of the year, management prepares a report on the achievement of company and individual goals, including a calculation of the percentage achievement of each for purposes of the STI program. These results are reviewed and approved by the Compensation Committee at its first meeting of the year. Relative performance for each individual objective is calculated by the CEO, the CEO’s recommendation is reviewed by the Compensation Committee, which then approves the final performance results. In the case of the CEO, recommended bonus earnings, including performance scores on financial and individual objectives, are reviewed and approved by the Compensation Committee prior to final review and approval by the Board prior to payment of his annual short term incentive. We believe that it is important that each executive also be accountable for achieving certain financial and non-financial objectives relating not only to corporate operations but also to social responsibility goals.

The following table describes the individual objectives and the weighting for 2007 in summary form.

Objective	Mr. Fowler	Mr. Ebel	Ms. Wyrsch	Mr. Harris	Mr. Garner
Achievement of a zero injury culture	15%	—	15%	—	—
Leadership development, diversity and a high performance culture	15%	—	15%	—	—
Success in deploying growth capital	15%	—	20%	—	—
Achievement of strategic transactions including the initial public offering of Spectra Energy Partners, LP.	15%	15%	20%	25%	20%
Establish and enhance Company identity with all stakeholders	20%	—	15%	—	—
Cost management initiatives at the corporate and Spectra Energy Transmission levels	20%	15%	15%	25%	—
Financial reporting goals	—	20%	—	—	—
Enhanced shareholder value for Spectra Energy from ownership in DCP Midstream	—	25%	—	25%	—

Objective	Mr. Fowler	Mr. Ebel	Ms. Wyrsch	Mr. Harris	Mr. Garner
Achievement of relative shareholder returns compared to peer companies	—	25%	—	—	—
Evaluate and monitor strategic initiative opportunities	—	—	—	25%	—
Resolution of outstanding litigation matters and managing outside counsel fees	—	—	—	—	25%
Establish protocols for managing potential corporate transactions	—	—	—	—	20%
Effective Board meetings	—	—	—	—	20%
Staffing of corporate, legal and audit staffing functions	—	—	—	—	15%

In calculating final bonus amounts, the Compensation Committee implemented a 15%, 10%, 12.5%, 10% and 10% reduction in the earned amounts for Mr. Fowler, Mr. Ebel, Ms. Wyrsch, Mr. Harris and Mr. Garner, respectively, associated with a work related fatality of an employee of DCP Midstream and other corporate factors.

Long-Term Incentives. We provide long-term incentive opportunities to our executive officers to demonstrate an alignment of executive and shareholder interests that we believe will, over time, maximize shareholder value.

Using analyses prepared at Duke Energy’s request by Towers Perrin, an outside compensation consultant, prior to the spin-off, our Compensation Committee studied the structure of awards made to executives of companies in connection with and immediately following the time they were spun-off from a larger parent corporation. The Compensation Committee also considered the long-term incentive grant structures of other midstream natural gas companies as well as the prevailing grant practices among companies comparable to Spectra Energy’s size. The grant structures and practices reviewed by the Spectra Energy Compensation Committee were generally designed to compensate both continued employment and performance of Spectra Energy as measured by growth in the market value of our common stock.

Based on the foregoing, the Compensation Committee determined that the most appropriate structure for long-term incentive awards to its executive officers in 2007 would be one in which one-half of intended grant value is delivered in stock options with an exercise price set at the market price of Spectra Energy as of the date of grant, and one-half of the intended grant value is delivered in phantom shares that will vest in their entirety on the third anniversary of the date of grant. Stock options granted in 2007 vest ratably over a three-year period and have a ten-year term. Dividend equivalents will accumulate on phantom shares granted in 2007 but will not be paid until the end of the three-year vesting period. This structure was adopted to provide both significant incentives for retention and meaningful ownership in a new public company to create an economic alignment of management’s interests with that of shareholders.

The 2007 long-term incentive awards to our named executive officers are:

Name	Expected Value of LTI/Equity Grants as a Percentage of Base Salary	Number of Options Granted	Number of Phantom Shares Granted
Fred J. Fowler	220%	269,400	46,400
Gregory L. Ebel	140%	76,700	13,200
Martha B. Wyrsch	200%	146,900	25,300
Alan N. Harris	120%	61,900	10,700
William S. Garner, Jr.	120%	61,900	10,700

In calculating the number of stock options and phantom shares granted in accordance with the above, options were valued using an expected value model calculated at management’s request by Towers Perrin.

In July 2007, in connection with the initial public offering of Spectra Energy Partners, the Compensation Committee, which also serves as the compensation committee of the partnership, discussed the importance attributed by potential investors to management’s ownership stake in the partnership. Based on a belief that it would be important for certain executives of Spectra Energy who have management or supervisory responsibilities for the operation of Spectra Energy Partners to have a meaningful ownership stake in the partnership, the Compensation Committee determined that it would be appropriate to award phantom partnership units to those executives. In order for the awards to achieve their intended objectives, the Committee decided that their value should be approximately 25% of the target value of previously approved long term award opportunities. Because the Compensation Committee did not want the grant of phantom units to result in a level of compensation above previously established compensation targets, it decided that 25% of the 2007 long-term incentive value would be deducted from the value of the long-term awards that executives would receive in 2008. Accordingly, on July 2, 2007 Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner were granted awards of 26,100, 7,500, 14,250, 6,000, and 6,000 phantom common units of Spectra Energy Partners, LP, respectively.

Retirement and Other Benefits. We provide our executives with retirement benefits under the Spectra Energy Retirement Savings Plan, the Spectra Energy Executive Savings Plan, the Spectra Energy Retirement Cash Balance Plan and the Spectra Energy Executive Cash Balance Plan. These plans were established in connection with the spin-off of Spectra Energy from Duke Energy. The Compensation Committee has determined that, based on market surveys, these plans are comparable to the benefits provided by our peers and continue to provide an important tool for the attraction and retention of our executives. In connection with the spin-off transaction, assets and liabilities associated with the predecessor Duke Energy plans were transferred to Spectra Energy and its plans.

The Spectra Energy Retirement Savings Plan, a “401(k) plan,” is generally available to all employees in the United States. The plan is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-deferred basis and to receive an employer matching contribution. Earnings on amounts credited to the Spectra Energy Retirement Savings Plan are determined by reference to investment choices (including a common stock fund) selected by each participant.

The Spectra Energy Executive Savings Plan enables executives to defer compensation, and receive employer matching contributions, in excess of the limits of the Internal Revenue Code of 1986, as amended, that apply to qualified retirement plans such as the Spectra Energy Retirement Savings Plan. Earnings on amounts credited to the Spectra Energy Executive Savings Plan are determined by reference to investment choices similar to those offered under the Spectra Energy Retirement Savings Plan.

The Spectra Energy Retirement Cash Balance Plan provides a defined benefit for retirement, the amount of which is based on a participant’s cash balance account balance, which grows with monthly pay and interest credits.

The Spectra Energy Executive Cash Balance Plan provides executives with the retirement benefits to which they would be entitled under the Spectra Energy Retirement Cash Balance Plan if the limits contained in the Internal Revenue Code of 1986, as amended, did not exist.

Perquisites and Personal Benefits. We make our private aircraft available to our executive officers for business use, and there are limited instances when the named executive officers are permitted to use our private aircraft for personal travel or to bring personal guests as passengers on business-related flights. When the executive officer’s use of leased aircraft or a guest’s travel does not meet the Internal Revenue Service’s (“IRS”) standard for business use, the cost of that travel is imputed as income to the officer.

Severance. The Compensation Committee believes that protection provided through change in control severance arrangements is appropriate because it diminishes the potential distraction of the executives created by the personal uncertainties and risks associated with their roles, especially in the context of a potential corporate restructuring or change in control. These protections also help assure continuity of management in the event of certain corporate transactions. In addition, the Compensation Committee believes that, while change in control severance agreements are a necessary element of the compensation program, executives should not be unduly enriched by their provisions when and if they are triggered. Accordingly, in connection with the spin-off of Spectra Energy, each Spectra Energy named executive officer entered into an agreement with Spectra Energy that addresses certain events that might occur in connection with a change in control of Spectra Energy. The terms of these agreements were approved by the Compensation Committee after consultation with our outside compensation consultants and our outside counsel and include the provisions listed below, which the Compensation Committee considered to be sufficient to achieve its objectives. See–“Executive Compensation—Potential Payments upon Termination of Employment or Change in Control.”

•	Agreements are only triggered if there is:

•	a change-in-control of the company, and

•	an involuntary termination of the executive following the change-in-control that is not a “for cause” termination by the company. (This feature is commonly called a “double trigger”.)

•	Cash severance benefits are limited to two times annual salary plus two times annual target bonus.

•	Medical, dental and life insurance are continued during the two years following severance.

•	Provides for a lump sum payment for company savings plan and pension plan contributions.

•	No payment for gross-up of taxes.

•	Executives are subject to certain non-competition and non-solicitation provisions.

Compensation of the Chief Executive Officer

The compensation paid to Mr. Fowler in 2007 was established by the Duke Energy Compensation Committee in connection with his position as President of Spectra Energy. His compensation was then approved by the Spectra Energy Compensation Committee prior to the spin-off of Spectra Energy from Duke Energy.

In determining the total compensation opportunity established for Mr. Fowler as CEO of Spectra Energy, Duke Energy management worked with its outside compensation consultant to determine a market median total compensation package by reviewing market surveys. Accordingly, the Duke Energy Compensation Committee approved, and the Spectra Energy Compensation Committee subsequently approved, a 2007 base annual salary for Mr. Fowler of $950,000, an annual target cash incentive opportunity of 90% of base annual salary and an annual long-term incentive grant to be valued at 220% of base annual salary. In addition, because of his significant role in the initial public offering of Spectra Energy Partners, Mr. Fowler received a grant of units of Spectra Energy Partners valued at $522,500, an amount that will be deducted from the target value of his 2008 long-term grant.

Other than the absence of management’s involvement, the process and policies used in establishing Mr. Fowler’s compensation for 2007 were similar to those followed for the other executive officers.

Factors Considered When Determining Total Compensation

Group Comparison. The Compensation Committee sets salaries and short-term and long-term incentive target levels based on what we believe to be the median of compensation available to our executives in the market. We would prefer to define the market as a sizeable group of companies comparable in size to Spectra Energy and with lines of business that are similar to ours. However, there are no companies with lines of business precisely similar to ours. Nevertheless, our consultants and our internal staff gather information from the public filings of the companies listed below that, to one degree or another, compete with us for customers, executive talent and capital, and we remain mindful of these companies’ practices as we make judgments regarding the adequacy of our compensation.

Compensation Reference Group

Dominion Resources	ONEOK, Inc.	Williams Companies

Sempra Energy	CenterPoint Energy	Enbridge, Inc.

DTE Energy	NiSource	TransCanada Corp.

El Paso Corp.	Questar Corp.	Southern Union Company

National Fuel Gas Co.	Equitable Resources

In the absence of directly comparable peer group data, the Compensation Committee has decided that the best representation of market practice for our positions can be extracted from survey data. Specifically, the Compensation Committee has chosen to use the Towers Perrin Compensation Data Base© General Industry Survey as a source of market information because the Committee believes that the survey provides a reliable indication of compensation practices in companies that are comparable in size to Spectra Energy. Further, the Compensation Committee is mindful that Duke Energy employed this survey when it was responsible for the compensation of our executives, and we believe that it is important to establish a consistent source of survey data.

External Market Conditions and Individual Factors. In addition to using benchmark survey data, the Compensation Committee also takes into account external market conditions and individual factors when establishing the total compensation of each named executive officer. Some of these factors include the executive’s level of experience, the executive’s tenure and responsibilities, the executive’s position and the appropriate competitive pressures for that position within the industry. Finally, the Compensation Committee monitors the differences in compensation among our named executive officers.

2008 Compensation Program

During 2007, our Compensation Committee conducted a detailed review of our compensation philosophies in connection with establishing the 2008 compensation program. While the basic tenets of our philosophy have not changed, the 2008 compensation program differs from the 2007 program as follows:

•

Position descriptions, scopes of responsibilities and market data are reviewed to make total compensation opportunities reflect Spectra Energy’s position as an independent public entity separate from its former parent.

•

Long-term incentives are structured to take into account strategic issues unique to Spectra Energy such as executive retention, capital project execution and ownership, and we have spent considerable time discussing appropriate financial measures for Spectra Energy.

•	Peer benchmarks have been identified for measuring long-term financial performance.

After concluding its 2008 salary review, the Compensation Committee set named executive officers’ salaries, short-term incentive award targets, and long-term incentive award targets as follows for 2008:

Name	Salary	Target Short Term Incentive Award (% of salary)	Target Long Term Incentive Award (% of salary)
Fred J. Fowler	$1,010,000	90%	220%
Gregory L. Ebel	$500,000	75%	155%
Martha B. Wyrsch	$600,000	80%	200%
Alan N. Harris	$425,000	60%	125%
William S. Garner, Jr.	$450,000	65%	125%

Beginning in 2007, the Compensation Committee undertook an extensive study of the appropriate structure of long-term awards based on its overall philosophy regarding performance-based compensation and executive ownership. Because of the low expected volatility of our share price, we determined that, at this point in time, the use of stock options in our long-term incentive programs would be unacceptably dilutive and would exhaust the shares available in our long-term plan much sooner than other forms of award. Further, as we reviewed the nature of long-term incentive structures of other companies with similar businesses, we determined that other forms of award are used more commonly than stock options. The Compensation Committee therefore decided that, beginning in 2008, stock options would not be an element of our long term incentive program and would be replaced with awards that result in share ownership when certain performance goals are achieved. These new performance awards will be used in combination with phantom restricted units that vest over a three-year period. We believe that the combination of these two forms of award will be an effective means of creating a focus on returns to shareholders and retaining our executive talent in a very competitive market.

The performance unit awards will be valued at 50% of the target value of annual long-term compensation and will be earned based on how Spectra Energy performs relative to a group of energy companies. The long-term incentive peer group of 19 companies is not entirely the same as the compensation reference group for two reasons:

•	In discussions with its consultant, the Committee decided that the compensation reference group is not large enough to develop a reliable long-term measure of corporate performance.

•

The groups serve two different purposes. The compensation reference group provides an informal benchmark of compensation practices of companies with which we compete for executive talent, while the long-term incentive peer group will provide a measure of our performance compared to companies with which we compete for capital.

The companies in the new long-term incentive peer group are:

Ameren Corp.	CenterPoint Energy	Consolidated Edison

Dominion Resources	DTE Energy	El Paso Corp.

Enbridge	Equitable Resources	NiSource

National Fuel Gas Co.	ONEOK, Inc.	PG&E Corp.

Public Service Enterprise Group	Questar	Sempra Energy

Southern Union Co.	TransCanada Corp.	Williams Companies

Xcel Energy

Target number of performance units will be earned if Spectra Energy’s Total Shareholder Return (TSR) equals the 50th percentile of the TSR of the long-term incentive peer group over a three-year measurement period.

200% of the target number of performance shares will be earned if Spectra Energy’s TSR equals or exceeds the 80th percentile of the peer group’s TSR, one-half of the target performance units will be earned if Spectra Energy’s performance equals the 30th percentile of the peer group TSR and no performance units will be earned if Spectra Energy’s performance is below the 30th percentile of the peer group TSR. The Committee approved these target, minimum and maximum payout levels after a review of the similar plans in place by many of the companies in the peer group, after a review of the historical returns of the peer group and indices that track energy company performance, and after consultations with our outside compensation advisors. Once earned, performance units are converted to shares of Spectra Energy common stock. Phantom units will comprise the remaining 50% of annual long-term compensation grant value. These units will vest at the end of three years and will be converted to shares of Spectra Energy common stock. Dividend equivalents will be paid on performance units and phantom units once they vest.

Other Compensation Policies

Stock Ownership Policy: Spectra Energy has adopted a stock ownership policy for outside directors, executive officers and other key employees who receive long-term incentives. We believe that our executives and outside directors should be required to own shares of Spectra Energy in order to establish an alignment between their interests and the interests of shareholders. Each director and employee subject to the policy is required to satisfy the ownership target within five years after becoming subject to the policy. To reinforce the importance of stock ownership, an employee who is subject to the policy and who does not achieve his or her ownership target by the applicable date will become ineligible for future long-term incentives unless he or she elects to apply all short-term incentive payments to the purchase of Spectra Energy common stock until his or her target ownership level is achieved. The policy was amended during the second quarter of 2007 to provide that Spectra Energy will deliver shares of stock in lieu of an annual retainer for outside directors who do not achieve the ownership target by the applicable date. The following table sets forth our stock ownership policy for our executive officers and directors. Each of Messrs. Fowler, Ebel and Harris and Ms. Wyrsch have exceeded their aggregate stock ownership requirement under this policy. Mr. Garner has been subject to the policy for less than five years and is expected to achieve his ownership requirement within the time specified in the policy.

Stock Ownership Policy

Position	Number of Shares
Chairman of the Board	50,000
President and Chief Executive Officer, Spectra Energy	100,000
Board of Directors	4,000
President and Chief Executive Officer, Spectra Energy Transmission	40,000
Direct Reports to President and CEO, Spectra Energy, including the other Named Executive Officers	28,000
All Other Executives Subject to Guidelines	2,000-14,000
Outside Directors	4,000

Tax and Accounting Implications

Deductibility of Executive Compensation: The Compensation Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Spectra Energy generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder-approved plans is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The Compensation Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. The Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders. For example, phantom share awards described under “Compensation Discussion and Analysis—Elements of the Compensation Plan” received by certain employees may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

Accounting for Stock-Based Compensation: Spectra Energy accounts for stock-based payments in accordance with the requirements of SFAS No. 123(R). Under this accounting pronouncement, Spectra Energy is required to value unvested stock options granted under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. Spectra Energy considers the expenses associated with the grant of options and other long-term incentive awards in granting such awards.

Section 409A

To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we endeavor to ensure that the requirements of Section 409A of the Internal Revenue Code are satisfied. Failure to satisfy the Section 409A requirements could subject the executives receiving such nonqualified deferred compensation to a 20% excise tax.

EXECUTIVE COMPENSATION

The table below sets forth compensation of Spectra Energy’s named executive officers for 2006 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Fred J. Fowler	2007		950,000	0	1,431,792	2,040,005	1,152,771	395,028	118,032	6,087,628
Chief Executive Officer and President, Spectra Energy Corp	2006	(1)	755,496	0	3,094,314	63,326	797,747	324,035	148,601	5,183,519

Gregory L. Ebel (7)	2007		425,000	0	263,419	298,535	393,797	342,839	213,037	1,936,627
Chief Financial Officer, Spectra Energy Corp	2006	(1)	276,219	0	220,050	3,736	161,399	122,162	141,280	924,846

Martha B. Wyrsch	2007		570,000	0	874,846	571,769	693,741	108,811	77,866	2,897,033
Chief Executive Officer and President, Spectra Energy Transmission	2006	(1)	527,502	0	1,000,761	11,342	496,725	102,612	71,604	2,210,546

Alan N. Harris	2007		400,000	0	328,134	240,930	307,890	64,136	36,717	1,377,807
Chief Development Officer, Spectra Energy Corp	2006	(1)	294,996	0	322,641	6,460	177,396	37,498	41,395	880,386

William S. Garner, Jr. (8)	2007		412,500	0	216,772	240,930	358,689	54,750	35,574	1,319,215
General Counsel & Corporate Secretary, Spectra Energy Corp	2006	(1)	201,999	0	114,219	0	124,101	9,541	13,665	463,525

(1)	Compensation for 2006 represents compensation paid by Duke Energy to the named executive officers as Duke Energy employees in positions they held until December 31, 2006.
(2)	This column reflects the aggregate dollar amount recognized for financial statement reporting purposes for 2007 and 2006 with respect to outstanding performance share and phantom share awards, and includes amounts attributable to performance share and phantom share awards granted in prior years. The aggregate dollar amount was determined in accordance with the provisions of SFAS 123(R), but without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 21 of the Consolidated Financial Statements in Spectra Energy’s Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards.
(3)	This column reflects the aggregate dollar amount recognized for financial statement reporting purposes for 2007 and 2006 with respect to outstanding stock options, and includes amounts attributable to stock options granted in prior years. The aggregate dollar amount was determined in accordance with the provisions of SFAS 123(R). See Note 21 of the Consolidated Financial Statements in Spectra Energy’s Form 10-K for the year ended December 31, 2007 regarding assumptions underlying the valuation of equity awards.
(4)	Non-Equity Incentive Plan Compensation column includes amounts payable under the Spectra Energy Executive STI Plan with respect to the 2007 performance period. Unless deferred, these amounts were paid in March 2008. Amounts payable under the Duke Energy Executive STI Plan with respect to the 2006 performance period, unless deferred, were paid in March 2007.

(5)

Change in Pension Value and Nonqualified Deferred Compensation Earnings column includes the amounts listed below. During 2007, our pension plan measurement date was changed from September 30th to December 31st. Therefore, these figures for 2007 represent the change in value during the fifteen month period ending December 31, 2007 while figures in the Summary Compensation Table for 2006 represent the change in value during the twelve month period ending September 30, 2006.

	Fred J. Fowler	Gregory L. Ebel	Martha B. Wyrsch	Alan N. Harris	William S. Garner, Jr.
Change in actuarial present value of accumulated benefit under the Spectra Energy Retirement Cash Balance Plan for the period beginning on October 1, 2006 and ending on December 31, 2007	$65,930	$16,331	$18,049	$11,078	$24,881
Change in actuarial present value of accumulated benefit under the Spectra Energy Executive Cash Balance Plan for the period beginning on October 1, 2006 and ending on December 31, 2007	329,098	32,004	90,762	53,058	29,869
Change in actuarial present value of accumulated benefit under the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies for the period beginning on October 1, 2006 and ending on December 31, 2007	0	8,096	0	0	0
Change in actuarial present value of accumulated benefit under the Spectra Energy Supplemental Pension Plan for the period beginning on October 1, 2006 and ending on December 31, 2007	0	286,408	0	0	0

Total	$395,028	$342,839	$108,811	$64,136	$54,750

(6)	All Other Compensation column includes the following for 2007:

	Fred J. Fowler	Gregory L. Ebel	Martha B. Wyrsch	Alan N. Harris	William S. Garner, Jr.
Personal use of airplane	$5,393	$1,865	$7,152	$0	$0
Matching contributions under the Spectra Energy Retirement Savings Plan	13,500	13,500	13,500	13,500	13,500
Premiums for life insurance coverage provided under life insurance plans	7,524	961	1,710	2,073	4,004
Make-whole matching contribution credits under the Spectra Energy Corp Executive Savings Plan	91,365	21,250	50,504	21,144	18,070
Reimbursement of relocation expenses	0	129,905	0	0	0
Charitable contributions made in the name of the Executive under Spectra Energy’s matching gift policy.	250	0	5,000	0	0
Reimbursement of taxes representing the difference between Canadian taxes paid by Mr. Ebel on his income from Spectra Energy versus the U.S. taxes Mr. Ebel would have paid on such income had it been earned in the U.S., pursuant to a tax equalization arrangement in connection with Mr. Ebel’s assignment in Canada.	0	9,739	0	0	0
Principal and imputed interest associated with a loan to Mr. Ebel initiated by Duke Energy that was forgiven by Duke Energy according to its terms upon its expiration on June 12, 2007.	0	20,525	0	0	0
Tax gross-up amounts associated with Mr. Ebel’s loan	0	15,292	0	0	0

Total	$118,032	$213,037	$77,866	$36,717	$35,574

The amounts shown as “Personal use of airplane” reflect the personal use of Spectra Energy’s aircraft by the named executive officers. In general, the named officers were not allowed to initiate personal trips on corporate or charted aircraft. However, officers were permitted occasionally to invite their spouse or guests to accompany them on business trips when space was available. When the spouse’s or guest’s travel costs did not meet the IRS standard for “business use”, the flight was imputed as income to the officer even though such travel may not have resulted in incremental cost to Spectra Energy. The methodology used to compute the incremental cost of this benefit was based on the hourly variable cost for the use of the aircraft, plus any tax deduction disallowance.

(7)	A portion of Mr. Ebel’s 2007 compensation was provided in Canadian dollars and that portion of his compensation has been converted to U. S. dollars using the Bank of Canada noon rate of $1.012 on December 31, 2007. Most of Mr. Ebel’s 2006 compensation was provided in Canadian dollars and that portion of his compensation has been converted to U.S. dollars using the Tokyo Bloomberg closing rate of $0.8632 on December 29, 2006.
(8)	Mr. Garner was hired as Chief Development Officer of Duke Energy Gas Transmission on March 10, 2006, and was not compensated by Spectra Energy prior to that date.

2007 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold ($)	Target ($)	Maximum ($)
Fred J. Fowler			$427,500	$855,000	$1,624,500
Fred J. Fowler	2/27/2007	2/26/2007					269,400	25.64	$2,039,358
Fred J. Fowler	2/27/2007	2/26/2007				46,400			$1,189,696
Fred J. Fowler (2)	7/2/2007	6/27/2007				26,100			$738,630
Gregory L. Ebel			$138,125	$276,250	$524,875
Gregory L. Ebel	2/27/2007	2/26/2007					76,700	25.64	$580,619
Gregory L. Ebel	2/27/2007	2/26/2007				13,200			$338,448
Gregory L. Ebel (2)	7/2/2007	6/27/2007				7,500			$212,250
Martha B. Wyrsch			$228,000	$456,000	$866,400
Martha B. Wyrsch	2/27/2007	2/26/2007					146,900	25.64	$1,112,033
Martha B. Wyrsch	2/27/2007	2/26/2007				25,300			$648,692
Martha B. Wyrsch (2)	7/2/2007	6/27/2007				14,250			$403,275
Alan N. Harris			$100,000	$200,000	$380,000
Alan N. Harris	2/27/2007	2/26/2007					61,900	25.64	$468,583
Alan N. Harris	2/27/2007	2/26/2007				10,700			$274,348
Alan N. Harris (2)	7/2/2007	6/27/2007				6,000			$169,800
William S. Garner, Jr.			$116,875	$233,750	$444,125
William S. Garner, Jr.	2/27/2007	2/26/2007					61,900	25.64	$468,583
William S. Garner, Jr.	2/27/2007	2/26/2007				10,700			$274,348
William S. Garner, Jr. (2)	7/2/2007	6/27/2007				6,000			$169,800

(1)	The awards reflected in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column were granted for the 2007 performance period under the terms of the Spectra Energy Executive STI Plan. The actual amounts paid to each executive under the terms of such plan for 2007 are disclosed in the Summary Compensation Table.
(2)	The Spectra Energy Compensation Committee, at its meeting on May 9, 2007, recommended to the Spectra Energy Partners board a grant of Spectra Energy Partners phantom units in conjunction with the initial public offering of Spectra Energy Partners to the named executive officers. The Spectra Energy Partners board, at its meeting on June 27, 2007 approved these grants. These awards vest, subject to certain exceptions, on the third anniversary of the date of grant.
(3)	Awards reflected in these columns with a grant date of February 27, 2007 were made in shares of Spectra Energy common stock and were granted under the terms of the Spectra Energy Corp 2007 Long-Term Incentive Plan. Awards reflected in these columns with a grant date of July 2, 2007 were made in units of Spectra Energy Partners and were granted under the terms of the Spectra Energy Partners 2007 Long-Term Incentive Plan. This table does not include grants of Spectra Energy shares that were distributed on January 2, 2007 under the terms of the spin-off. These awards are included in the Outstanding Equity Awards Table.
(4)	The per share full grant date fair value of the phantom shares and stock options granted on February 27, 2007, computed in accordance with FASB 123(R) is $25.64 and $7.57, respectively. The per share full grant date fair value of the phantom units granted on July 2, 2007, computed in accordance with FASB 123(R) is $28.30.

When Duke Energy spun-off its gas businesses to form Spectra Energy, equitable adjustments were made with respect to outstanding stock options and other forms of equity awards originally denominated in shares of Duke Energy common stock. All such awards were adjusted into two separate awards, one denominated in shares of Duke Energy common stock and one denominated in shares of Spectra Energy common stock. The number of shares of Spectra Energy common stock distributed to award holders was equal to the number of Spectra Energy shares that a shareholder of Duke Energy common stock would have received effective on the January 2, 2007 spin date (i.e., a ratio of 0.5 shares of Spectra Energy common stock for every one share of Duke Energy common stock). With respect to stock options, the per share option exercise price of the original Duke Energy stock option was proportionally allocated between the two types of stock options taking into account the distribution ratio and the relative per share trading prices following the distribution. The resulting Duke Energy and Spectra Energy awards continue to be subject to the vesting schedule under the original Duke Energy award agreement. For purposes of vesting of options and phantom stock and the post-termination exercise periods applicable to the options, continued employment with Spectra Energy is considered to be continued employment with the issuer of the options or shares of phantom stock. The adjustments preserved, but did not increase, the value of the equity awards.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred J. Fowler	SE	200,000		$25.37	4/16/2008
	DUK	100,000		$16.79
	SE	78,500		$21.42	12/20/2009
	DUK	157,000		$14.17
	SE	52,000		$36.86	12/20/2010
	DUK	104,000		$24.39
	SE	59,500		$32.44	12/19/2011
	DUK	119,000		$21.47
	SE	21,050		$33.00	1/17/2012
	DUK	42,100		$21.84
	SE	100,500		$11.86	2/25/2013
	DUK	201,000		$7.85
	SE		269,400	$25.64	2/27/2017
						SE	74,700	$1,928,754
						SEP	26,100	$625,356
						DUK	56,600	$1,141,622
						Total		$3,695,732
						SE			9,160	$236,511
						SEP			0	$0
						DUK			18,320	$369,514
						Total				$606,025

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory L. Ebel (6)	SE	231		$24.16	4/29/2008
	SE	616		$20.15	4/29/2009
	SE	4,510		$17.20	11/30/2009
	SE	1,079		$17.71	4/25/2010
	SE	1,465		$23.64	2/16/2011
	SE	2,081		$28.87	2/12/2012
	DUK	4,163		$19.10
	SE	1,450		$26.78	7/1/2012
	DUK	2,900		$17.72
	SE	4,300		$11.86	2/25/2013
	SE		76,700	$25.64	2/27/2017
						SE	18,914	$488,359
						SEP	7,500	$179,700
						DUK	11,427	$230,483
						Total		$898,542
						SE			889	$22,941
						SEP			0	$0
						DUK			1,777	$35,832
						Total				$58,773
Martha B. Wyrsch (7)	SE	7,800		$24.05	10/1/2009
	SE	19,000		$21.42	12/20/2009
	SE	13,800		$36.86	12/20/2010
	DUK	27,600		$24.39
	SE	15,000		$32.44	12/19/2011
	DUK	30,000		$21.47
	SE	1,250		$33.00	1/17/2012
	DUK	2,500		$21.84
	SE	1,500		$11.86	2/25/2013
	SE		146,900	$25.64	2/27/2017
						SE	38,061	$982,735
						SEP	14,250	$341,430
						DUK	25,522	$514,779
						Total		$1,838,944
						SE			4,760	$122,903
						SEP			0	$0
						DUK			9,520	$192,018
						Total				$314,921

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan N. Harris (8)	SE	2,000		$23.79	2/17/2008
	DUK	4,000		$15.74
	SE	2,825		$25.53	2/17/2009
	DUK	5,650		$16.90
	SE	5,250		$21.42	12/20/2009
	SE	3,700		$36.86	12/20/2010
	DUK	7,400		$24.39
	SE	4,100		$32.44	12/19/2011
	DUK	8,200		$21.47
	SE	2,050		$33.00	1/17/2012
	DUK	4,100		$21.84
	SE	1,350		$32.54	4/1/2012
	DUK	2,700		$21.54
	SE	1,600		$11.86	2/25/2013
	SE	700		$12.52	4/1/2013
	DUK	1,400		$8.29
	SE		61,900	$25.64	2/27/2017
						SE	19,304	$498,429
						SEP	6,000	$143,760
						DUK	17,208	$347,085
						Total		$989,274
						SE			1,279	$33,011
						SEP			0	$0
						DUK			2,557	$51,565
						Total				$84,576
William S. Garner, Jr. (9)	SE		61,900	$25.64	2/27/2017
						SE	13,594	$350,997
						SEP	6,000	$143,760
						DUK	5,788	$116,744
						Total		$611,501
						SE			769	$19,843
						SEP			0	$0
						DUK			1,537	$30,991
						Total				$50,834

(1)	On February 27, 2007, Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner received stock options that vest in three equal installments on the first three anniversaries of the date of grant.
(2)

For options granted February 27, 2007, the exercise price is equal to the closing price of Spectra Energy common stock on the date of grant. For options granted prior to December 31, 2006, the exercise price for the original Duke Energy options is equal to the closing price of Duke Energy common stock on the date of grant. In connection with the spin-off of Spectra Energy effective January 2, 2007, all Duke Energy equity awards were adjusted to reflect the change in the price of Duke Energy common stock that occurred as a result of the spin-off, and an additional award denominated in Spectra Energy common stock was granted. The adjustments preserved, but did not increase, the value of the equity awards. The following chart indicates the original and adjusted exercise prices of each Duke Energy stock option. In addition, the chart indicates exercise prices for stock options granted on January 2, 2007 at Spectra Energy associated to each grant date at Duke Energy:

Date of Grant	Duke Original Option Exercise Price	Duke Adjusted Option Exercise Price	Spectra Energy Option Exercise Price Granted on January 2, 2007
February 17, 1998	$27.63	$15.74	$23.79
April 16, 1998	$29.47	$16.79	$25.37
April 29, 1998	$28.06	$15.99	$24.16
February 17, 1999	$29.66	$16.90	$25.53
April 29, 1999	$23.40	$13.33	$20.15
October 1, 1999	$27.94	$15.92	$24.05
November 30, 1999	$19.98	$11.39	$17.20
December 20, 1999	$24.88	$14.17	$21.42
April 25, 2000	$20.57	$11.72	$17.71
December 20, 2000	$42.81	$24.39	$36.86
February 16, 2001	$27.45	$15.64	$23.64
December 19, 2001	$37.68	$21.47	$32.44
January 17, 2002	$38.33	$21.84	$33.00
February 12, 2002	$33.53	$19.10	$28.87
April 1, 2002	$37.80	$21.54	$32.54
July 1, 2002	$31.10	$17.72	$26.78
February 25, 2003	$13.77	$7.85	$11.86
April 1, 2003	$14.54	$8.29	$12.52

(3)	Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner received Spectra Energy and Duke Energy phantom shares as follows:

a.	On February 27, 2007, Spectra Energy shares were granted which, subject to certain exceptions, vest on the third anniversary of the date of grant.

b.	On February 28, 2005 and April 4, 2006, Duke Energy shares were granted which, subject to certain exceptions, vest in equal installments on the first five anniversaries of the date of grant. Outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.

(4)	Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner received Spectra Energy Partners phantom shares on July 2, 2007 each of which, subject to certain exceptions vest on the third anniversary of the date of grant.
(5)	Messrs. Fowler and Ebel, Ms. Wyrsch and Mr. Harris received performance shares on April 4, 2006 that, subject to certain exceptions, are eligible for vesting on December 31, 2008. Ms. Wyrsch received performance shares on July 1, 2006 and Mr. Garner received performance shares on May 10, 2006 that, subject to certain exceptions, are eligible for vesting on December 31, 2008. Pursuant to Instruction 3 to Item 402(f)(2) of Regulation S-K, performance shares are listed at the threshold number of shares. The outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.
(6)	On January 1, 2004, Mr. Ebel received a grant of 10,000 performance shares. 3,333 performance shares vested on January 1, 2007 as a result of performance criteria being met. The remaining performance criteria were not achieved, but subject to certain exceptions, they are eligible for vesting on January 1, 2011. The outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.
(7)	Ms. Wyrsch received performance shares and phantom shares on July 1, 2006. For purposes of determining the vesting of these awards, the grant date is treated as being April 4, 2006, which is the same grant date as awards to other executives under the Duke Energy 2006 long-term incentive program.
(8)	Mr. Harris received an award of 10,000 restricted shares on February 1, 2005, which vest, subject to certain exceptions, on the fifth anniversary of the date of grant. The outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.
(9)	Mr. Garner received an award of 5,000 restricted shares on April 1, 2006 which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant. Mr. Garner also received performance shares and phantom shares on May 10, 2006. For purposes of determining the vesting of these awards, the grant date is treated as being April 4, 2006, which is the same grant date as awards to other executives under the Duke Energy 2006 long-term incentive program. The outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Fred J. Fowler
Spectra Energy	0	$0	24,812	$634,478
Duke Energy	300,000	$923,000	49,624	$1,047,994
Total		$923,000		$1,682,472
Gregory L. Ebel
Spectra Energy	0	$0	3,509	$94,848
Duke Energy	24,405	$230,698	7,019	$141,521
Total		$230,698		$236,369
Martha B. Wyrsch
Spectra Energy	16,500	$131,505	21,879	$560,508
Duke Energy	89,600	$706,486	43,759	$865,220
Total		$837,991		$1,425,728
Alan N. Harris
Spectra Energy	0	$0	2,929	$74,935
Duke Energy	13,700	$102,972	5,858	$123,603
Total		$102,972		$198,538
William S. Garner, Jr.
Spectra Energy	0	$0	1,141	$29,882
Duke Energy	0	$0	2,282	$46,443
Total		$0		$76,325

(1)	The value realized upon exercise was calculated based on the closing price of a share of Spectra Energy or Duke Energy common stock on the date of option exercise.
(2)	Includes performance shares covering the 2005-2007 performance period based on Duke Energy’s total shareholder return performance from January 1, 2005 to December 31, 2006 and equally weighted between Duke Energy and Spectra Energy’s total shareholder performance from January 1, 2007 to December 31, 2007.
(3)	The value realized upon vesting of stock awards was calculated based on the closing price of a share of common stock for the respective equity on the respective vesting date, and includes a cash payment to Messrs. Fowler and Ebel, Ms. Wyrsch and Mr. Harris for dividend equivalents on earned performance shares in the amount of $125,828, $8,853, $47,454 and $14,387, respectively.

Spectra Energy Retirement Cash Balance Plan and Executive Cash Balance Plan

Spectra Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Spectra Energy’s pension program follows.

Each of the Spectra Energy named executive officers actively participated in pension plans sponsored by Spectra Energy or an affiliate in 2007. Officers participated in the Spectra Energy Retirement Cash Balance Plan (“RCBP”), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The RCBP generally covers non-bargaining employees of Spectra Energy and affiliates. The RCBP provides benefits under a “cash balance account” formula.

Each of the Spectra Energy named executive officers who participates in the RCBP, with the exception of Mr. Garner, has satisfied the eligibility requirements to receive his or her account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to the hypothetical account at the time of benefit commencement. Payment is also available in the form of an annuity based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits equal to (a) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation, (b) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation, (c) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation, and (d) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly, with the interest rate determined quarterly based on the 30-year Treasury rate.

For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k) or cafeteria plan. Compensation does not include severance pay (including payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP.

The benefit of participants in the RCBP may not be less than determined under certain prior benefit formulas (including optional forms). In addition, the benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Each of the Spectra Energy named executive officers was eligible to participate in the Spectra Energy Executive Cash Balance Plan (“ECBP”), which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (a) compensation in excess of the annual compensation limit ($225,000 for 2007) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP, (b) certain deferred compensation that is not recognized by the RCBP, (c) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($180,000 for 2007) under the Internal Revenue Code that applies to the RCBP, and (d) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Spectra Energy.

Spectra Energy has established a grantor trust that is subject to the claims of our creditors into which funds related to the ECBP are deposited. Funds deposited into the trust are managed by an independent trustee subject to guidelines provided by the Company.

Pension Choices Plan for Employees of Westcoast Energy Inc. and Spectra Energy Supplemental Pension Plan

Mr. Ebel participated in the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies (“Pension Plan”), and the Spectra Energy Supplemental Executive Retirement Plan (“SERP”) while he resided in Canada prior to 2007. The Pension Plan is registered under the Income Tax Act and under the Pension Benefits Act (Ontario). The executive component of the Pension Plan is a non contributory defined benefit plan that provides a pension based on 2% of the annualized average of the executive’s highest consecutive 36 months salary and bonus multiplied by the executive’s years of service while located in Canada. The Income Tax Act imposes maximum restrictions on the amount of benefits that can be paid from a registered pension plan. The SERP is primarily intended to restore benefits under the Pension Plan to the level that would be available in accordance with the benefit formulas under the Pension Plan if such restrictions were not applicable. Also effective with the spin-off, the Spectra Energy Supplemental Executive Retirement Plan became effective and contains the same provisions as the predecessor SERP sponsored by Duke Energy. Mr. Ebel’s benefit accruals related to the Duke SERP were transferred to the Spectra Energy SERP effective with the spin-off. SERP benefits are paid from the general revenues of Spectra Energy in a lump sum. Effective with the spin-off of Spectra Energy, Mr. Ebel participates in the Spectra Energy RCBP, and his active participation in the Pension Plan will be suspended, although compensation (but not additional service) with Spectra Energy will be used in the calculation of his Pension Plan benefit.

The following table provides information related to each plan that provides for payments or other benefits at, following or in connection with retirement, determined as of December 31, 2007.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Fred J. Fowler	Spectra Energy Retirement Cash Balance Plan	23.00	$665,388	$0
Fred J. Fowler	Spectra Energy Executive Cash Balance Plan	23.00	$2,210,667	$0
Gregory L. Ebel	Spectra Energy Retirement Cash Balance Plan	10.00	$48,918	$0
Gregory L. Ebel	Spectra Energy Executive Cash Balance Plan	10.00	$39,108	$0
Gregory L. Ebel	Pension Choices Plan for Employees of Westcoast Energy Inc.	6.48	$127,517	$0
Gregory L. Ebel	Spectra Energy Supplemental Pension Plan	6.48	$656,816	$0
Martha B. Wyrsch	Spectra Energy Retirement Cash Balance Plan	8.33	$132,392	$0
Martha B. Wyrsch	Spectra Energy Executive Cash Balance Plan	8.33	$339,944	$0
Alan N. Harris	Spectra Energy Retirement Cash Balance Plan	25.12	$286,240	$0
Alan N. Harris	Spectra Energy Executive Cash Balance Plan	25.12	$178,656	$0
William S. Garner, Jr.	Spectra Energy Retirement Cash Balance Plan	1.81	$34,227	$0
William S. Garner, Jr.	Spectra Energy Executive Cash Balance Plan	1.81	$30,064	$0

Spectra Energy Executive Savings Plan

Under the Spectra Energy Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the IRS under the Spectra Energy Corporation Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may request an accelerated distribution upon an “unforeseeable emergency.” In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investments options available under the Spectra Energy Retirement Savings Plan, including in a Spectra Energy Common Stock Fund. Deferrals of equity awards are credited with earnings and losses based on the performance of the Spectra Energy Common Stock Fund. Spectra Energy has established a grantor trust that is subject to the claims of our creditors into which funds related to the Spectra Energy Executive Savings Plan are deposited. Funds deposited into the trust are managed by an independent trustee subject to guidelines provided by the Company.

The Spectra Energy Executive Savings Plan and the Spectra Energy Retirement Savings Plan became effective with the spin-off of Spectra Energy. These plans contain the same provisions as the predecessor plans sponsored by Duke Energy, and individual benefit accruals were transferred from the Duke Energy plans to the Spectra Energy plans effective with the spin-off of Spectra Energy. Participants received credit for investment in 0.5 of a share of Spectra Energy common stock for each share of Duke Energy common stock held in the Duke Energy Common Stock Fund.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distribution ($)	Aggregate Balance at Last FYE ($)
Fred J. Fowler Spectra Energy Executive Savings Plan	$1,280,896	$99,903	$427,501	$0	$8,259,923

Gregory L. Ebel Spectra Energy Executive Savings Plan	$173,068	$0	$11,448	$0	$248,594

Martha B. Wyrsch Spectra Energy Executive Savings Plan	$55,373	$46,991	$101,440	$0	$1,516,794

Alan N. Harris Spectra Energy Executive Savings Plan	$34,644	$17,928	$26,372	$0	$373,943

William S. Garner, Jr. Spectra Energy Executive Savings Plan	$11,973	$0	$191	$0	$15,696

(1)

Executive contributions credited to the plan in 2007 include amounts reported as “Salary” in the Summary Compensation Table as well as “Non-Equity Incentive Plan Compensation” paid in 2007 but reported in the table as compensation earned in 2006. Amounts may also include elective deferrals of awards earned under our Long Term Incentive Plan in 2006 but payable in 2007.

(2)

Reflects make-whole matching contribution credits made in 2007 under the Spectra Energy Corp Executive Savings Plan with respect to elective salary deferrals made by executives during 2006. See footnote 5 to the “Summary Compensation Table” for the amount of make-whole matching contribution credits made to the Spectra Energy Corp Executive Savings Plan in 2008 with respect to elective compensation deferral made by executives during 2007.

Potential Payments Upon Termination of Employment or Change in Control

Under certain circumstances, each Spectra Energy named executive officer would be entitled to compensation in the event his or her employment terminates. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which employment is terminated. The relevant agreements and terms of awards applicable to named executive officers are described below, followed by a table that quantifies the amount that would become payable to each Spectra Energy named executive officer as a result of his or her termination of employment. The amounts shown assume that such termination was effective as of December 31, 2007 and are estimates of the amounts that would be paid. The actual amounts that would be paid can only be determined at the time of named executive officer’s termination of employment.

The following table summarizes the consequences under Spectra Energy’s long-term incentive award agreements, without giving effect to the change in control agreements described below, that would occur in the event of the termination of employment of a Spectra Energy named executive officer.

Event	Consequences
Voluntary termination or involuntary termination with cause (not retirement eligible)	Phantom Shares, Performance Shares and Options—the executive’s right to unvested portion of award terminates immediately

Voluntary termination or involuntary termination with cause (retirement eligible)	Phantom Shares—continue to vest Performance Shares—prorated portion of award vests based on actual performance after performance period ends

Involuntary termination without cause (not retirement eligible)	Phantom Shares—prorated portion of award vests Performance Shares—prorated portion of award vests based on actual performance after performance period ends

Involuntary or good reason termination after a Change in Control	Phantom Shares—award vests Performance Shares—prorated portion of award vests based on target performance

Death or Disability	Phantom Shares—prorated portion of award vests Performance Shares—prorated portion of award vests based on actual performance after performance period ends

The following table summarizes the consequences under Spectra Energy and Spectra Energy Partners’ long-term incentive award agreements, without giving effect to the change in control agreements described below, that would occur in the event of the termination of employment of a Spectra Energy named executive officer.

Event	Consequences
Voluntary termination or involuntary termination with cause (not retirement eligible)	Phantom Shares and Options—the executive’s right to unvested portion of award terminates immediately

Voluntary termination or involuntary termination with cause (retirement eligible)	Phantom Shares—prorated portion of award continues to vest Options—continue to vest

Involuntary termination without cause (not retirement eligible)	Phantom Shares—prorated portion of award vests Options—the executive’s right to unvested shares terminates immediately

Involuntary or good reason termination after a Change in Control	Phantom Shares—award vests Options—award vests

Death or Disability	Phantom Shares—award vests Options—award vests

Effective with the formation of Spectra Energy, executive officers entered into change in control agreements with Spectra Energy. The agreements have an initial term of two years, after which the agreements automatically extend from the first date of each month for one additional month, unless six months prior written notice is provided.

The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a “change in control” of Spectra Energy, other than termination: (1) by Spectra Energy for “cause”; (2) by reason of death or disability; or (3) of the executive for other than “good reason” (each such term as defined in the agreements). Payments and benefits include: (1) a lump-sum cash payment equal to a pro-rata amount of the executive’s target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”; (3) continued medical, dental and basic life insurance coverage for a two-year period (or a lump sum cash payment of equivalent value); and (4) a lump-sum cash payment representing the amount Spectra Energy would have allocated or contributed to the executive’s qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two year period. In addition, under certain circumstances, the agreements may provide for continued vesting of certain long-term incentive awards for two additional years.

Under the change in control agreements, each Spectra Energy named executive officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a named executive officer becomes entitled to payments and benefits under a change in control agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR

A CHANGE IN CONTROL (“CIC”)

Name and Triggering Event(1)	Cash Severance Payment(2)	Incremental Retirement Plan Benefit(3)	Welfare and Similar Benefits(4)	Stock Awards(5)	Option Awards(6)	Total
Fred J. Fowler
• Voluntary termination or involuntary termination with cause	0	0	36,538	1,985,064	0	2,021,602
• Involuntary termination without cause	0	0	36,538	1,985,064	0	2,021,602
• Involuntary or good reason termination after a CIC	3,610,000	408,509	57,875	4,596,393	0	8,672,777
• Death	0	0	36,538	2,473,233	0	2,509,771
• Disability	0	0	36,538	2,473,233	0	2,509,771
Gregory L. Ebel
• Voluntary termination or involuntary termination with cause	0	0	16,346	0	0	16,346
• Involuntary termination without cause	0	0	16,346	479,024	0	495,370
• Involuntary or good reason termination after a CIC	1,402,500	138,736	47,320	1,079,180	0	2,667,736
• Death	0	0	16,346	873,383	0	889,729
• Disability	0	0	16,346	873,383	0	889,729
Martha B. Wyrsch
• Voluntary termination or involuntary termination with cause	0	0	0	0	0	0
• Involuntary termination without cause	0	0	0	451,478	0	451,478
• Involuntary or good reason termination after a CIC	2,052,000	206,954	18,693	2,307,963	0	4,585,610
• Death	0	0	0	1,204,805	0	1,204,805
• Disability	0	0	0	1,204,805	0	1,204,805
Alan N. Harris
• Voluntary termination or involuntary termination with cause	0	0	15,385	0	0	15,385
• Involuntary termination without cause	0	0	15,385	32,978	0	48,363
• Involuntary or good reason termination after a CIC	1,200,000	130,071	46,340	1,118,464	0	2,494,874
• Death	0	0	15,385	234,678	0	250,063
• Disability	0	0	15,385	234,678	0	250,063
William S. Garner, Jr.
• Voluntary termination or involuntary termination with cause	0	0	0	0	0	0
• Involuntary termination without cause	0	0	0	125,960	0	125,960
• Involuntary or good reason termination after a CIC	1,360,000	135,464	325	692,685	0	2,188,474
• Death	0	0	0	554,244	0	554,244
• Disability	0	0	0	554,244	0	554,244

(1)	Amounts in the table represent obligations of Spectra Energy under agreements currently in place at Spectra Energy, and valued as of December 31, 2007.
(2)

Amounts listed under “Cash Severance Payment” are payable under the terms of the named executive officer’s change in control agreement. The severance benefits set forth above do not include accrued salary and bonus payments earned but not paid through December 31, 2007; however, such amounts are reflected in the Summary Compensation Table above.

(3)

Pursuant to the Change in Control Agreements of Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner amounts listed under “Incremental Retirement Plan Benefit” represent the additional amounts that would be credited in respect of the Spectra Energy Retirement Cash Balance Plan, Spectra Energy Executive Cash Balance Plan, Spectra Energy Retirement Savings Plan and the Spectra Energy Executive Savings Plan in the event the named executive officer continued to be employed by Spectra Energy for two additional years, at his or her rate of base salary as in effect on December 31, 2007.

(4)

Amounts listed under “Welfare and Other Benefits” include accrued vacation and the amount that would be paid to each named executive officer who has entered into a Change in Control Agreement in lieu of providing continued welfare benefits for 24 months.

(5)

The amounts listed under “Stock Awards” would be the result of the acceleration of the vesting of previously awarded stock as a result of a change in control. The amounts listed do not include amounts attributable to performance shares that, upon applicable termination events, are pro-rated based on service from the grant date to December 31, 2007 and vest subject to a performance determination at the end of the performance period.

(6)

The number of shares of common stock underlying options for which (a) vesting is accelerated upon the applicable termination event or (b) vesting continues after the applicable termination event (i.e., due to the executives being retirement eligible) for Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner were 269,400; 76,700; 146,900; 61,900 and 61,900, respectively. The exercise price for these options is higher than the price of Spectra Energy common stock on December 31, 2007 and therefore, the amounts listed under “Option Awards” are zero.

The amounts listed in the preceding table have been determined based on a variety of assumptions, and the actual amounts to be paid out can only be determined at the time of each Spectra Energy named executive officer’s termination of employment. The amounts described in the table do not include compensation to which each Spectra Energy named executive officer would be entitled without regard to his or her termination of employment, including (a) base salary and short-term incentives that have been earned but not yet paid, and (b) amounts that have been earned, but not yet paid, under the terms of the plans listed under the “Pension Benefits” and “Nonqualified Deferred Compensation” tables.

With respect to each Spectra Energy named executive officer who is covered by a change in control agreement, the amounts shown above do not reflect the fact that if, in the event that payments to the executive in connection with a change in control otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

The amounts shown above with respect to outstanding Spectra Energy, Spectra Energy Partners and Duke Energy stock awards and option awards were calculated based on a variety of assumptions, including the following: (a) the Spectra Energy named executive officer terminated employment on the last day of 2007; (b) a stock price for Spectra Energy common stock equal to $25.82, for Spectra Energy Partners units equal to $23.96 and for Duke Energy common stock equal to $20.17, which were the closing prices on December 31, 2007; (c) the continuation of Spectra Energy’s and Duke Energy’s dividend and Spectra Energy Partners’ distribution at the rate in effect on December 31, 2007; and (d) performance at the target level with respect to performance shares. Additionally, the amounts listed above with respect to Mr. Fowler reflect the fact that, upon termination for any reason, he would receive the full value of all unvested Duke-granted phantom share awards and the dividends that would be paid on such shares for the remainder of the original vesting period, in accordance with the terms of the awards, because he has attained retirement age.

If a change in control of Spectra Energy occurred on December 31, 2007, the outstanding performance share awards would be paid out on a prorated basis assuming target performance. As of December 31, 2007, the prorated performance shares that would be paid as a result of these accelerated vesting provisions would have had a value of $862,207, $83,618, $448,046, $120,327, and $72,322 for Messrs. Fowler and Ebel, Ms. Wyrsch and Messrs. Harris and Garner, respectively.

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

We believe that sound corporate governance has three components: (i) Board independence, (ii) processes and practices that foster solid decision-making by both management and the Board of Directors, and (iii) balancing the interests of all of our stakeholders—our investors, customers, employees, the communities we serve and the environment. The Committee’s charter is available on our website at www.spectraenergy.com/investors/governance and is summarized below:

Membership. The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities. The Committee’s responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board’s membership needs and recommending nominees; (iii) recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees; and (iv) sponsoring and overseeing performance evaluations for the various Board committees, the Board as a whole, and the directors and management, including the Chief Executive Officer.

Investigations and Evaluations. The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at Spectra Energy’s expense, and in the Committee’s sole discretion, consultants to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by Spectra Energy. Finally, the Committee conducts an annual self-evaluation of its performance.

Governance Initiatives

All of our Board committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics and Code of Business Conduct & Ethics for Directors are available on our website at www.spectraenergy.com/investors/governance and are available in print upon request. Any amendment to or waiver from our Code of Business Ethics for executive officers or Code of Business Conduct & Ethics for directors must be approved by the Board and will be posted on our website.

Director Candidates

Profile. We look for the following characteristics in any candidate for nominee to serve on our Board:

•	fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

•	a genuine interest in Spectra Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Spectra Energy, not to any particular interest group;

•	a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

•

present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

•	no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Spectra Energy and its shareholders;

•	the ability and willingness to spend the time required to function effectively as a director;

•	compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Spectra Energy as a director;

•	independent opinions and willingness to state them in a constructive manner; and

•	willingness to become a shareholder of Spectra Energy (within a reasonable time of election to the Board).

Nominees. The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board standing for re-election. The Committee will provide the third party, based on surveys of the then-current Board members and the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee’s experiences and skills. In addition, the Committee considers the shareholder nominee’s independence with respect to both Spectra Energy and the nominating shareholder. All of the nominees on the proxy card are current members of our Board, except for Mr. McShane, and were recommended by the Committee.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o Corporate Secretary, Spectra Energy Corp, 5400 Westheimer Court, Houston, Texas 77056. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

•	the name and address of the recommending shareholder(s), and the number of shares of common stock of Spectra Energy that are beneficially owned by the recommending shareholder(s);

•

a representation that the recommending shareholder(s) is a holder of record of stock of Spectra Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•	the name, age, business address and principal occupation and employment of the recommended nominee;

•

any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

•

any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules and Securities and Exchange Commission rules and regulations;

•

a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the recommending shareholder(s);

•

a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (2) affirming the recommended nominee’s willingness to be a director, and (3) consenting to serve as a director if so elected;

•

if the recommending shareholder(s) has beneficially owned more than 5% of Spectra Energy’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•	if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•

all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee’s business experience, (2) the class and number of shares of capital stock of Spectra Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Spectra Energy’s management.

Resignation Policy

Our Principles for Corporate Governance set forth our procedures to be followed if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.spectraenergy.com/investors/governance.

Communications with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, TX 77056

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Spectra Energy Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee

Dennis R. Hendrix (Chair)

Pamela L. Carter

William T. Esrey

Peter B. Hamilton

PROPOSAL 2—APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN

Introduction

The Board of Directors of Spectra Energy considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our shareholders. Consistent with this view, in connection with the spin-off of Spectra Energy from Duke Energy, we adopted the Spectra Energy Corp 2007 Long-Term Incentive Plan (the “LTIP”). Prior to the spin-off, the LTIP was approved by Duke Energy’s compensation committee and Duke Energy, as our sole shareholder, and in connection with the spin-off, the LTIP was approved by the Spectra Energy Board of Directors and its Compensation Committee.

The following is a summary of the LTIP. The full text of the LTIP has been filed as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Our shareholders are asked to approve the LTIP to qualify certain compensation awards made after our 2008 Annual Meeting under the LTIP as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Performance-based compensation granted under the LTIP prior to the 2008 Annual Meeting satisfies Section 162(m) under transition rules applicable to public companies that have been spun-off from other public companies. In addition, our shareholders are being asked to approve the LTIP to qualify certain stock options as “incentive stock options” under Section 422 of the Internal Revenue Code.

Plan Highlights

The LTIP authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, performance shares, performance units, phantom stock, stock bonuses and dividend equivalents.

In designing the LTIP, we have incorporated a number of key features in the plan, which we believe demonstrates our commitment to effectively managing our equity compensation program and protecting the interests of our shareholders. Some of these key features are highlighted below.

•	If approved by our shareholders, future awards made under the LTIP can qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

•

The LTIP contains a fungible share limit, which means that so-called “full value awards” such as restricted shares, performance awards, phantom stock, dividend equivalents paid in the form of Spectra Energy common stock and stock bonuses are counted against the 30,000,000 share reserve as four shares for every one share that is issued in connection with such award. The result is that only up to 7,500,000 shares may be issued as full value awards.

•

The LTIP imposes certain sub-limits on awards granted to any one individual during any one calendar year. As a result, no individual may be granted, during any calendar year: (1) stock options and stock appreciation rights covering more than 3,000,000 shares of common stock, (2) restricted shares covering more than 600,000 shares of common stock, and (3) performance units paying a maximum amount of more than $3,750,000 or performance shares covering more than 600,000 shares of common stock.

•

The LTIP does not permit what has been labeled by some shareholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited or which are paid in cash can be added back to the 30,000,000 share reserve.

•

Stock options and stock appreciation rights must be granted with an exercise price or base price at least equal to the fair market value of a share of Spectra Energy’s common stock on the date of grant. In other words, the LTIP prohibits the use of “discounted” stock options or stock appreciation rights.

•	The repricing of stock options and stock appreciation rights is prohibited without shareholder approval.

Summary of the Plan

Reservation of Shares. We have reserved 30,000,000 shares of common stock for issuance under the LTIP, which may include authorized but unissued shares, treasury shares, or a combination thereof. Shares of common stock that are issued in connection with all awards other than stock options and stock appreciation rights shall be counted against the 30,000,000 limit described above as four shares of common stock for every one share of common stock that is issued in connection with an award. In addition to the aggregate limit on awards, the LTIP imposes various sub-limits on the number of shares of common stock that may be issued or transferred thereunder.

Administration. The LTIP is administered by the Compensation Committee, which has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, and the terms and conditions of each award.

Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors are eligible to be granted awards under the LTIP, as selected from time to time by the Compensation Committee in its sole discretion. Currently approximately 250 employees and 9 non-employee directors are eligible for awards under the LTIP.

Awards. The LTIP authorizes the grant of:

•

Nonqualified stock options and incentive stock options. Nonqualified stock options are intended to qualify for exemption under section 162(m) of the Internal Revenue Code and may be granted to employees and non-employee directors. Incentive stock options may only be granted to employees.

•

Stock appreciation rights, which entitle the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right is exercised.

•

Performance awards, which are units denominated on the date of grant either in shares of common stock or in specified dollar amounts. Performance awards are payable upon the achievement of performance criteria established by the Compensation Committee at the beginning of the performance period.

•

Restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement.

•

Phantom stock. An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of common stock at the time of vesting. Phantom stock awards are payable in cash or in shares of common stock having an equivalent fair market value on the applicable vesting dates.

•

Stock bonuses. A stock bonus represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may require the payment of a specified purchase price for a stock bonus.

•	Dividend equivalent awards, which entitle the holder to a right to receive cash payments determined by reference to dividends declared on Spectra Energy common stock during the term of the award

Change in Control. The Compensation Committee may provide for the effect of a “change in control” (as defined in the LTIP or in an award agreement granted thereunder) on an award granted under the LTIP. Such provisions may include (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award, (ii) the waiver or modification of performance or other conditions related to payment or other rights under an award, (iii) providing for the cash settlement of an award, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control.

Adjustments to Awards. The Compensation Committee will make appropriate adjustments to outstanding awards and the number of shares eligible for issuance under the LTIP in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar corporate transactions.

Term and Amendment. The LTIP has a term of ten years, subject to earlier termination or amendment by the Board of Directors. To the extent permitted under applicable laws and rules, the Board of Directors may amend the LTIP at any time, except that shareholder approval is required for amendments that would change the persons eligible to participate in the LTIP, increase the number of shares of common stock reserved for issuance under the LTIP, allow the grant of stock options or stock appreciation rights at an exercise price below fair market value, or allow the repricing of stock options or stock appreciation rights without shareholder approval.

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to participants and Spectra Energy relating to awards that may be granted under the LTIP. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. Spectra Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.

A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Spectra Energy or a subsidiary at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Spectra Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the participant recognizes the income.

The federal income tax consequences of other awards authorized under the LTIP are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition in an amount equal to the excess of the fair market value of the shares of common stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, phantom stock and dividend equivalents are generally subject to tax, as ordinary compensation income, at the time of payment. Stock bonuses are generally subject to tax, as ordinary compensation income, on the date of grant. In each of the foregoing cases, Spectra Energy will generally have a corresponding deduction at the same time the participant recognizes income.

To the extent applicable, it is intended that the LTIP and any awards granted under the LTIP comply with the provisions of Section 409A of the Internal Revenue Code. The LTIP and any awards granted under the LTIP will be administered in a manner consistent with this intent.

Current Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2007, about securities to be issued upon exercise of outstanding options, warrants and rights under Spectra Energy’s equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	14,369,899	$25.23	26,392,900
Equity compensation plans not approved by security holders	—	—	—

Total	14,369,899	$25.23	26,392,900

(1)	Represents shares available for issuance for awards of restricted stock, performance shares, options or phantom shares under the Spectra Energy Corp 2007 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3—APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN

Introduction

In connection with the spin-off of Spectra Energy from Duke Energy, we adopted the Spectra Energy Corp Executive Short-Term Incentive Plan (the “STIP”). The purpose of the STIP is to reward selected senior executives of Spectra Energy for their contributions to the company’s financial success and motivate them to continue to make such contributions in the future by granting annual performance-based awards. Prior to the spin-off of Spectra Energy from Duke Energy in January of 2007, the STIP was approved by Duke Energy’s compensation committee, Duke Energy, as our sole shareholder, and in connection with the spin-off, the STIP was approved by the Spectra Energy Board of Directors and its Compensation Committee.

The following is a summary of the STIP. The full text of the STIP has been filed as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Our shareholders are asked to approve the STIP to qualify certain compensation awards made after our 2008 Annual Meeting under the STIP as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Performance-based compensation granted under the STIP prior to the 2008 Annual Meeting satisfies Section 162(m) under transition rules applicable to public companies that have been spun-off from other public companies.

Summary of the Plan

Administration. The STIP is administered by the Compensation Committee, which has the authority to determine the persons to whom awards are granted and the terms and conditions of each award.

Eligibility. All key employees of Spectra Energy and its subsidiaries are eligible to be granted awards under the STIP, as selected from time to time by the Compensation Committee in its sole discretion. Currently approximately 4,900 employees are eligible for awards under the STIP.

Awards. The STIP authorizes the grant of annual cash awards to eligible employees. The Compensation Committee may grant awards under the STIP that are designed to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, based on the achievement of performance targets established by the Compensation Committee within the first 90 days of each fiscal year. Performance targets are established in terms of specified levels of business and financial measures, either on an absolute or relative to peer group basis, for Spectra Energy or any of its subsidiaries or business units. Alternatively, the Compensation Committee may establish performance targets in terms of such strategic objectives as it may specify from time to time that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, in order to maintain flexibility in structuring appropriate compensation structures in the interest of shareholders. The aggregate amount of all awards payable to any employee under the STIP for any one calendar year is limited to $4 million.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN.

PROPOSAL 4—RATIFICATION OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY’S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008

Independent Public Accountants

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Deloitte & Touche LLP, and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte) (1) for Spectra Energy for 2007 and (2) for Duke Energy that were charged to Spectra Energy Capital, LLC (previously Duke Energy Capital, LLC), the predecessor company of Spectra Energy Corp, for 2006. Fee amounts for 2006 represent an allocation to Spectra Energy Capital of total Duke Energy fees as determined by management:

Type of Fees	2007	2006
	(in millions)
Audit Fees (a)	$7.2	$5.3
Audit-Related Fees (b)	0.3	3.0
Tax Fees (c)	—	0.6
All Other Fees (d)	0.1	0.1

Total Fee:	$7.6	$9.0

(a)	Audit Fees are fees billed or expected to be billed by Deloitte for professional services for the audit of Spectra Energy’s, for 2007, and Spectra Energy Capital’s, for 2006, Consolidated Financial Statements included in such company’s annual report on Form 10-K and review of financial statements included in such company’s quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards. Audit Fees also includes fees billed or expected to be billed by Deloitte for professional services for the audit of Spectra Energy’s and Spectra Energy Capital’s internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.
(b)	Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Spectra Energy’s financial statements, including assistance with acquisitions and divestitures, internal control reviews, employee benefit plan audits and general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act. Audit-Related Fees also include comfort and consent letters in connection with SEC filings and financing transactions.
(c)	Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.
(d)	All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

To safeguard the continued independence of the independent auditor, the Spectra Energy Audit Committee adopted a policy that prevents Spectra Energy’s independent auditor from providing services to Spectra Energy and its subsidiaries that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended. This policy also provides that independent auditors are only permitted to provide services to Spectra Energy and its subsidiaries that have been pre-approved by the Audit Committee or the Audit Committee of Spectra Energy Partners, LP. Pursuant to the policy, all audit services require advance approval by these Audit Committees. All other services by the independent auditor that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee or the Audit Committee of Spectra Energy Partners, LP. Pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, the Audit Committees have delegated approval authority to the Chairman of each Audit Committee. The Chairman has presented all approval decisions to the full Audit Committee. All engagements performed by the independent auditor were approved by the Audit Committee pursuant to its pre-approval policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY’S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008.

OTHER INFORMATION

Discretionary Voting Authority

As of the date this proxy statement went to press, Spectra Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Spectra Energy’s directors and executive officers, and any persons owning more than ten percent of Spectra Energy’s common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Spectra Energy. Spectra Energy prepares and files these reports on behalf of its directors and executive officers. During 2007, Form 4s reporting one transaction by each of Gregory L. Ebel, William T. Esrey, Fred J. Fowler, Sabra L. Harrington, Alan N. Harris and Martha B. Wyrsch; two transactions by each of Austin A. Adams and Michael E. J. Phelps and three transactions by Paul M. Anderson were filed after its due date. To our knowledge, all other Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2007.

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for our 2009 Annual Meeting of shareholders, we must receive it by November 20, 2008.

In addition, if you wish to introduce business at our 2009 Annual Meeting (other than proposals to be included in the proxy statement), you must send us written notice of the matter. Your notice must comply with the requirements of our bylaws, and we must receive it no earlier than January 8, 2009 and no later than February 9, 2009. The individuals named as proxy holders for our 2009 Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or notice should be mailed to Spectra Energy’s Corporate Secretary at 5400 Westheimer Court, Houston, Texas 77056.

Electronic Delivery of the 2008 Annual Report and Proxy Materials

If you received a paper version of this year’s proxy materials, please consider signing up for electronic delivery of next year’s materials. Electronic delivery reduces Spectra Energy’s printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year’s annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Spectra Energy.

In order to enroll for electronic delivery, go to http://enroll.icsdelivery.com/SE and follow the instructions. You will need to enter a valid email address along with your social security number.

If you elect to receive your Spectra Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at 713-627-4606 or by e-mail at investorrelations@spectraenergy.com.

Householding Information

Spectra Energy has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the Annual Report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings, or InvestorDirect Choice Plan statement mailings, in any way.

If you have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at 713-627-4606, by email at investorrelations@spectraenergy.com, or by mail at 5400 Westheimer Court, Houston, Texas 77056, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our Annual Report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the Annual Report and proxy statement upon receipt of such request.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

EXHIBIT A

SPECTRA ENERGY CORP

2007 LONG-TERM INCENTIVE PLAN

1.	PURPOSE OF THE PLAN

The purpose of the Spectra Energy Corp 2007 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation. In addition, the Spectra Energy Corp 2007 Long-Term Incentive Plan permits the issuance of long-term incentive awards in partial substitution of long-term incentive awards that covered shares of the common stock of Duke Energy Corporation immediately prior to the spin-off of Spectra Energy Corp by Duke Energy Corporation.

2.	DEFINITIONS

Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

(a) “Award” means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

(b) “Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Change in Control” shall have the meaning specified in Section 13 hereof.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

(g) “Common Stock” means the common stock of the Corporation, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

(h) “Conversion Award” shall have the meaning specified in Section 15.15 hereof.

(i) “Corporation” means Spectra Energy Corp, a Delaware corporation.

(j) “Date of Grant” means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

(k) “Dividend Equivalent” means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(l) “Duke Energy” means Duke Energy Corporation, a Delaware corporation.

(m) “Duke Energy Award” shall have the meaning specified in Section 15.15 hereof.

(n) “Effective Date” means the Effective Date of this Plan, as defined in Section 16.1 hereof.

(o) “Eligible Person” means any person who is an Employee, an Independent Contractor or an Independent Director.

(p) “Employee” means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(q) “Fair Market Value” of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code).

(r) “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

(s) “Independent Contractor” means a person who provides services to the Corporation or any Subsidiary, other than as an Employee or Independent Director.

(t) “Independent Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

(u) “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

(w) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(x) “Performance Award” means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period if certain conditions established by the Committee are satisfied.

(y) “Phantom Stock” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(z) “Plan” means this 2007 Long-Term Incentive Plan as set forth herein, and as it may be further amended from time to time.

(aa) “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(bb) “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder.

(cc) “Section 162(m) Participant” means any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

(dd) “Separation Date” means the date upon which the Corporation becomes publicly traded in connection with its separation from Duke Energy.

(ee) “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(ff) “Stock Bonus” means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

(gg) “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1. Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 30,000,000 shares of Common Stock plus the number of shares of Common Stock that are covered by Conversion Awards. Shares of Common Stock that are issued in connection with Conversion Awards shall not count against the 30,000,000 share limit described above, and shares of Common Stock that are issued in connection with all Awards other than Options and SARs shall be counted against the 30,000,000 share limit described above as four shares of Common Stock for every one share of Common Stock that is issued in connection with such Award. Other than Conversion Awards, no more than 30,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury stock. If any share of Common Stock that is the subject of an Award, other than a Conversion Award, is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award (other than a Conversion Award) granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Corporation to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Corporation with Option proceeds shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by an SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

3.2. Adjustments. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code.

4.	ADMINISTRATION OF THE PLAN

4.1. Committee Members. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “nonemployee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and/or the requirements for an “outside director” under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3. Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award without the approval of the Corporation’s shareholders. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

4.4. Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

4.5. Awards to Independent Directors. An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.	ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.	STOCK OPTIONS

6.1. Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. Other than Conversion Awards, the maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2. Exercise Price. The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3. Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant’s retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.

6.4. Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

6.5. Limited Transferability. Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6. Additional Rules for Incentive Stock Options.

(a) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

(b) Termination of Employment. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

(c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.	STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. Other than Conversion Awards, the maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

7.2. Tandem SARs. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3. Freestanding SARs. A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of

Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4. Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

8.	RESTRICTED STOCK

8.1. Grants of Restricted Stock. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

8.2. Vesting Requirements. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. Other than Conversion Awards, the maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 600,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.3. Restrictions. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4. Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement.

8.5. Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.

9.	PERFORMANCE AWARDS

9.1. Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

9.2. Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

9.3. Performance Criteria. The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

9.4. Section 162(m) Requirements. In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. Other than Conversion Awards, the maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $3,750,000. Other than Conversion Awards, the maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 600,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.	PHANTOM STOCK

10.1. Grant of Phantom Stock. Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant.

10.2. Payment of Phantom Stock. Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.	STOCK BONUS

11.1. Grant of Stock Bonus. An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

11.2 Payment of Stock Bonus. In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable.

12.	DIVIDEND EQUIVALENTS

12.1. Grant of Dividend Equivalents. A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires or is forfeited.

12.2. Payment of Dividend Equivalents. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalents granted with respect to Options shall be payable, in accordance with the terms and in compliance with section 409A of the Code, regardless of whether the Option is exercised.

13.	CHANGE IN CONTROL

13.1. Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

13.2. Definition of Change in Control. Except as otherwise provided by the Committee in an Award Agreement, for purposes hereof, a “Change in Control” shall be deemed to have occurred upon:

(a) an acquisition subsequent to the Separation Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;

(b) during any period of two (2) consecutive years (not including any period prior to the Separation Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c) the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the shareholders of the Corporation, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization;

(d) the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Corporation or (B) a complete liquidation or dissolution of the Corporation, which has been approved by the shareholders of the Corporation; or

(e) adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Corporation;

provided that in no event shall a Change in Control be deemed to have occurred by reason of any of the events resulting from the separation transaction pursuant to which the Corporation becomes a separate publicly-held corporation for the first time.

14.	AWARD AGREEMENTS

14.1. Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

14.2. Termination of Service. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or other services to the Corporation and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

14.3. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.4. Contract Rights; Amendment. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. Other than Conversion Awards, no Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.	GENERAL PROVISIONS

15.1. No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death.

15.2. Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Corporation, any such deferral shall be effected in accordance with the requirements of section 409A of the Code so as to avoid any imposition of a tax under section 409A of the Code.

15.3. Rights as Shareholder. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

15.4. Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

15.5. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.6. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

15.7. Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation’s creditors to discharge its obligations under the Plan.

15.8. Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

15.9. Plan Binding on Successors. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

15.10. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

15.11. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.13. Non-U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

15.15. Converted Duke Energy Awards. The Corporation is authorized to issue Awards (“Conversion Awards”) in connection with the equitable adjustment by Duke Energy of certain stock options, performance shares, phantom stock awards, restricted stock awards and other equity-based awards previously granted by Duke Energy (collectively, the “Duke Energy Awards”). Notwithstanding any other provision of the Plan to the contrary, including but not limited to Sections 5, 6.2 and 7.3, and in any event in accordance with a formula for the conversion of Duke Energy Awards determined by the Corporation in its sole discretion consistent with the terms of the Employee Matters Agreement entered into in connection with the separation of the Corporation from Duke Energy, (i) the number of shares to be subject to a Conversion Award shall be determined by the Committee and (ii) the other terms and conditions of each Conversion Award, including option exercise price, shall be determined by the Committee.

16.	EFFECTIVE DATE, TERMINATION AND AMENDMENT

16.1. Effective Date. The Effective Date of the Plan shall be the Separation Date and the Plan shall be deemed effective immediately before the consummation of the separation transaction pursuant to which the Corporation becomes a separate publicly-held corporation for the first time.

16.2. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

16.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation’s shareholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under Section 3.1 hereof, or (iii) allow the grant of SARs or Options at an exercise price below Fair Market Value, or allow the repricing of SARs or Options without shareholder approval. In addition, the Board may seek the approval of any amendment or modification by the Corporation’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

IN WITNESS OF its adoption by the Board on December 8, 2006, this Plan is executed on behalf of the Corporation this 18th day of December, 2006.

SPECTRA ENERGY CORP

By:	/s/ James M. Pruett
Group Vice President, HR and Support Services

FIRST AMENDMENT

SPECTRA ENERGY CORP LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT (“AMENDMENT”) is made this 31st day of October, 2007, by Spectra Energy Corp, a Delaware corporation (the “Company”), and amends the Spectra Energy Corp 2007 Long-Term Incentive Plan originally adopted by the Company on December 8, 2006 (the “Plan”) in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan is hereby amended effective as of January 1, 2008 as follows:

Section 2 of the Plan is hereby amended to renumber subsections (ee) through (gg) to be subsections (ff) through (hh), and to add a new subsection (ee) as follows:

(ee) “Specified Employee” means a Participant who is a “specified employee” (as defined in Code Section 409A(2)(B)(i)) of the Corporation (or an entity which is considered to be a single employer with the Corporation under Code Section 414(b) or 414(c)), as determined under Code Section 409A at any time during the twelve (12) month period ending on December 31, but only if the Corporation has any stock that is publicly traded on an established securities market or otherwise. Notwithstanding the foregoing, a Participant will be deemed to be a Specified Employee for the period of April 1 through March 31 following such December 31, except as otherwise required under Code Section 409A.

The second sentence of Section 7.4 is deleted, in its entirety, and replaced with the following:

Payment of the amount determined under the previous sentence may be made, in the discretion of the Committee as set forth in the Award Agreement, in a lump sum (i) in cash, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise, or (iii) in a combination of cash and shares of Common Stock, and paid not later than sixty (60) days following the date of exercise of the SAR.

The following new Section 10.3 is added:

10.3. 2007 Deferral Election Transition Rule. Notwithstanding any other Plan provision, payment under any Phantom Stock unit that was issued to the Participant prior to December 31, 2007 may, at the Participant’s election, be deferred until a date that Participant specifies in such election, provided that such election is made not later than by December 31, 2007 and payment could not otherwise have been made during 2007.

Section 11.2 is deleted, in its entirety, and replaced with the following new Section 11.2:

11.2. Payment of Stock Bonus. In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable, but not later than sixty (60) days following such date.

The second sentence of Section 12.2 is deleted, in its entirety, and replaced with the following new sentence:

Dividend Equivalents shall be payable to a Participant as soon as practicable following the date dividends are declared and paid with respect to Common Stock, but not later than sixty (60) days following such date, or at such later date as the Committee shall specify in the Award Agreement.

Section 15.2 is deleted, in its entirety, and replaced with the following new Section 15.2:

15.2. Deferrals of Payment. At the discretion of the Committee, a Participant may elect in writing to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the

Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that (i) such election will not take effect until at least twelve (12) months after the date upon which the election is made by the Participant, (ii) except in the case of payment of account of the Participant’s death or disability (within the meaning of Code Section 409A), the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date the payment would otherwise have been paid, and (iii) such election cannot be made at a time less than twelve (12) months prior to the date the payment was otherwise scheduled to be made. Any subsequent deferral election made by the Participant pursuant to this Section 15.2 must be consistent with the requirements of Code Section 409A. This Section 15.2 shall not apply to an Option or a Stock Appreciation Right issued under the Plan.

Section 15.14 is amended to delete the last sentence thereof.

The following new Section 15.16 is added:

15.16. Six Month Delay. Notwithstanding any provision in this Plan to the contrary, if the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as required under Section 409A for a Specified Employee, then any such payment that the Participant would otherwise be entitled to receive during the first six months following the date of Participant’s separation from service shall be accumulated and paid within fifteen (15) business days after the date that is six months following the date of the participant’s separation from service, or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes and interest.

As amended hereby, the Plan is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this First Amendment on this 31st day of October, 2007, to be effective as January 1, 2008.

SPECTRA ENERGY CORP

By:	/s/ James M. Pruett
Name:	James M. Pruett
Title:	Group Vice President, HR and Support Services

EXHIBIT B

SPECTRA ENERGY CORP

EXECUTIVE SHORT-TERM INCENTIVE PLAN

ARTICLE I—GENERAL

SECTION 1.1 Purpose. The purpose of the Spectra Energy Corp Executive Short-Term Incentive Plan, (the “Plan”) is to benefit and advance the interests of Spectra Energy Corp, a Delaware corporation (the “Corporation”), by rewarding selected senior executives of the Corporation and its subsidiaries for their contributions to the Corporation’s financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards (individually, “Award”).

SECTION 1.2 Administration of the Plan. The Plan shall be administered by a committee (“Committee”) which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Corporation’s Board of Directors (“Board”) (or such subcommittee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two (2) and (ii) each member of the Committee shall be an “outside director” within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the “Code”). All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority and discretion to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below (“Participants”).

SECTION 1.3 Eligible Persons. Awards may be granted to key employees of the Corporation or any of its subsidiaries who are designated as such by the Committee. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Corporation or one of its subsidiaries for services performed as an employee of the Corporation or any of its subsidiaries.

ARTICLE II—AWARDS

SECTION 2.1 Awards. The Committee may grant Awards to eligible employees with respect to each fiscal year of the Corporation, or such other performance period determined by the Committee, subject to the terms and conditions set forth in the Plan.

SECTION 2.2 Terms of Awards. No later than 90 days after the commencement of each fiscal year of the Corporation, or within the period required to qualify for the “performance-based compensation” exception to Code Section 162(m) with respect to other performance periods, the Committee shall establish (i) performance targets (“Performance Targets”) for the Corporation for such fiscal year or other period (“Performance Periods”) and (ii) target awards (“Target Awards”) that correspond to the Performance Targets, for each eligible employee to whom an Award for the Performance Period is granted (“Participant”). The Committee may establish Performance Targets for Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code in terms of specified levels of any of the following business measures, which may be applied with respect to the Corporation, or any of its subsidiaries or business units, and which may be measured on an absolute or relative to peer-group basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings (as defined by management); cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructuring; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. The Committee may provide that the Performance Target will be determined by eliminating the financial effects of specified transactions or occurrences. Alternatively, the Committee may establish Performance Targets in terms of such strategic objectives as it may from time to time specify for Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2.3 Limitation on Awards. The aggregate amount of all Awards payable to any Participant during any one calendar year shall not exceed Four Million Dollars ($4,000,000.00).

SECTION 2.4 Determination of Award. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify in writing whether any Performance Target has been achieved, and, if so, the highest Performance Target that has been achieved, all in the manner required by Section 162(m) of the Code. If any Performance Target has been achieved, the Awards, determined for each Participant with reference to the Target Award that corresponds to the highest Performance Target achieved, for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee’s assessment of the Participant’s individual performance, to reflect the failure of the Participant to remain in the continuous employ of the Corporation or its subsidiaries throughout the applicable Performance Period, or for any other reason. Such awards shall become payable in cash as promptly as practicable thereafter, but in no event more than two and one-half months following the end of the year in which the Performance Period ends. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to elect to defer payment of all or any portion of the Award the Participant might earn for a Performance Period, by making a deferral election on such terms and conditions as the Committee may establish from time to time.

ARTICLE III—MISCELLANEOUS

SECTION 3.1 No Rights to Awards or Continued Employment. No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained by the Corporation or any of its subsidiaries.

SECTION 3.2 Restriction on Transfer, Beneficiary. Awards (or interests therein) to a Participant or amounts payable with respect to a Participant under the Plan are not subject to assignment or alienation, whether voluntary or involuntary. Notwithstanding the foregoing, a Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant’s death, any amounts remaining to be paid with respect to the Participant under the Plan. The Participant shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries. To be effective, any such designation, revocation, or redesignation must be in such written form as the Corporation may prescribe and must be received by the Corporation prior to the Participant’s death. If a Participant dies without effectively designating a beneficiary or if all designated beneficiaries predecease the Participant, any amounts remaining to be paid with respect to the Participant under the Plan, shall be paid to the Participant’s estate.

SECTION 3.3 Tax Withholding. The Corporation or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries federal, state, local or other taxes with respect to such payments.

SECTION 3.4 No Restriction on Right of Corporation to Effect Changes. The Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Corporation or a subsidiary or division thereof or any other event or series of events, whether of a similar character or otherwise.

SECTION 3.5 Source of Payments. The Corporation shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Corporation, such rights shall be no greater than those of an unsecured creditor.

SECTION 3.6 Termination and Amendment. The Plan shall continue in effect until terminated by the Board. The Committee may at any time amend or otherwise modify the Plan in such respects as it deems advisable; provided, however, no such amendment or modification may be effective without Board approval or Corporation shareholder approval if such approval is necessary to comply with the requirements for qualified performance-based compensation under Section 162(m) of the Code.

SECTION 3.7 Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 3.8 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 3.9 Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the state of Texas.

SECTION 3.10 Effective Date. The Plan shall become effective upon adoption by the Corporation, subject to the consummation of the separation transaction pursuant to which the Corporation becomes a separate publicly-held corporation for the first time.

IN WITNESS OF its adoption by the Board on December 8, 2006, this Plan is executed on behalf of the Corporation this 18th day of December, 2006.

SPECTRA ENERGY CORP

By:	/s/ James M. Pruett
Group Vice President, HR and Support Services

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Spectra Energy Corp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Spectra Energy Corp, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SPTRE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPECTRA ENERGY CORP	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 and 4.	☐	☐	☐

Proposal 1: ELECTION OF DIRECTORS

01) Paul M. Anderson
02) Austin A. Adams
03) F. Anthony Comper
04) Michael McShane
					For	Against	Abstain
Proposal 2: APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN.				☐	☐	☐

Proposal 3: APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN.				☐	☐	☐

	Proposal 4: RATIFICATION OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY’S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008				☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY’S INDEPENDENT PUBLIC ACCOUNTANT FOR 2008.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer.

Electronic Access (EA):	Yes	No
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K, Form 10-K/A and Annual Report are available at www.proxyvote.com.

SPECTRA ENERGY CORP
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 8, 2008

The undersigned hereby appoints Gregory L. Ebel, William S. Garner, Jr. and Patricia M. Rice, or any of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Spectra Energy Corp to be held on Thursday, May 8, 2008, at 10:00 a.m., Central Time, at the company’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.
IMPORTANT- THIS PROXY CARD MUST BE SIGNED AND DATED REFER TO REVERSE FOR INTERNET AND TELEPHONE VOTE INSTRUCTIONS